                                                                   Exhibit 10.1


           AMENDED AND RESTATED REAL ESTATE PURCHASE AND SALE CONTRACT


                                      AMONG


                  INTERNATIONAL BUSINESS MACHINES CORPORATION,

                 100 EAST PRATT STREET LIMITED PARTNERSHIP, AND

                             OLD ORCHARD ROAD, INC.,



                                       AND



                     BOSTON PROPERTIES LIMITED PARTNERSHIP,

              EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, AND

                             BOSTON PROPERTIES, INC.






Dated:  October 20, 1997

                                TABLE OF CONTENTS


ARTICLE                                                                                           PAGE
1        DESCRIPTION OF PROPERTY AND PERSONAL PROPERTY........................................      2
1A.      PURCHASE PRICE.......................................................................      2
2.       PAYMENT OF PURCHASE PRICE............................................................      2
3.       TITLE................................................................................      3
4.       SURVEY...............................................................................      4
5.       REVIEW OF TITLE REPORT AND SURVEY....................................................      4
6.       PURCHASER'S OBJECTIONS TO TITLE......................................................      4
7.       CLOSING..............................................................................      5
8.       PRORATIONS AND ADJUSTMENTS...........................................................      5
9.       TRANSACTION COSTS....................................................................     10
10.      DOCUMENTATION REQUIRED FOR CLOSING...................................................     11
11.      CASUALTY/CONDEMNATION................................................................     14
12.      REPRESENTATIONS AND WARRANTIES.......................................................     15
13.      ENTRY TO PROPERTY; DUE DILIGENCE.....................................................     16
14.      PRECLOSING OBLIGATIONS...............................................................     22
14A.     NO MATERIAL ADVERSE CHANGE IN THE VALUE, USE, OR OPERATION OF THE
         PROPERTY ............................................................................     24
15.      NONPERFORMANCE.......................................................................     25
16.      BROKERS..............................................................................     27
17.      CONDITION OF PROPERTY................................................................     27
18.      NOTICES..............................................................................     29
19.      PARTIES BOUND........................................................................     31
20.      GOVERNING LAW........................................................................     31
21.      MULTIPLE COUNTERPARTS................................................................     31
22.      TIME OF THE ESSENCE..................................................................     31
23.      ENTIRE AGREEMENT.....................................................................     31
24.      NON-BUSINESS DAYS....................................................................     32
25.      ASSIGNMENT...........................................................................     32
26.      CONFIDENTIALITY......................................................................     32
27.      SURVIVAL.............................................................................     34
28.      PARTIAL INVALIDITY...................................................................     34
29.      OTHER DOCUMENTS......................................................................     34
30.      NO THIRD PARTY BENEFICIARY...........................................................     34
31.      CONFLICT.............................................................................     34
32.      RECORDING............................................................................     35
33.      MISCELLANEOUS........................................................................     35
33.      CORPORATE APPROVAL...................................................................     35

                                  EXHIBITS
                                  --------

          1               Description of the Land
          5               Permitted Exceptions
         5-1              List of Leases and Service Contracts
        8.2(b)            The Strand Consent Order
        8.2(c)            Assignment of Leases
       8.2(c)-1           List of Leases
         8.7              Assignment of Service Contracts
        8.7-1             List of Service Contracts
        8.8.1             Schedule of Commission Agreements
       10(a)(1)           Seller/Old Orchard Road Deed
       10(a)(2)           Old Orchard Road/BPI Deed
       10(a)(3)           Seller/IBM Partnership Deed
       10(a)(4)           Confirmatory Nominee Agreement
       10(a)(5)           Non-Imputation Affidavit
       10(a)(6)           FIRPTA (Seller/Old Orchard Road)
       10(a)(9)           IBM Lease Amendment
       10(b)(1)           IBM Partnership/New BP Partnership Deed
       10(b)(2)           Bill of Sale
      10(b)(2)-1          List of Personal Property
       10(b)(4)           FIRPTA Affidavit (IBM Partnership)
        12(a)             Seller's Representations
       12(a)-1            List of Leases and Service Contracts
       12(a)-2            List of Brokerage Commissions and Tenant Improvements
        12(b)             IBM Partnership's Representations
        12(c)             Old Orchard Road's Representations
        12(d)             Purchaser's Representations
        12(e)             New BP Partnership's Representations
        12(f)             BPI's Representations
        14(e)             Required Estoppels
       14(e-1)            Substitute Certificate
        14(f)             Colliers Pinkard Certificate
       14(f)-1            List of Leases and Service Contracts
       14(f)-2            Brokerage Commissions and Tenant Improvements
       14(f)-3            Qualifications

                       AMENDED AND RESTATED REAL ESTATE
                          PURCHASE AND SALE CONTRACT


     THIS AMENDED AND RESTATED REAL ESTATE PURCHASE AND SALE CONTRACT ("this Contract") dated OCTOBER 20, 1997, by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Seller"), 100 EAST PRATT STREET LIMITED PARTNERSHIP, a Maryland limited partnership ("IBM PARTNERSHIP"), OLD ORCHARD ROAD, INC., a Delaware corporation ("Old Orchard Road"), BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), BOSTON PROPERTIES, INC., a Delaware corporation ("BPI"), AND EAST PRATT STREET ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("New BP Partnership").


                             EXPLANATORY STATEMENT

     A. By Real Estate Purchase and Sale Contract dated September 25, 1997 (the "Original Contract"), Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase the Property more particularly described therein.

     B. To accommodate Purchaser's desire to minimize the payment of applicable recordation and transfer taxes relating to the transaction contemplated by the Original Contract, Seller and Purchaser have agreed on a transaction structure (the "Alternative Structure") that will satisfy such desire.

     C. The parties intend that the Alternative Structure entail the following contemporaneous events: (i) Seller will execute and deliver to the IBM Partnership a confirmatory deed (the "Seller/IBM Partnership Deed") confirming the conveyance of Seller's beneficial ownership interest in the Property to the IBM Partnership, which Seller/IBM Partnership Deed is not intended to be recorded among the land records of Baltimore City, Maryland, (ii) the IBM Partnership will execute and deliver to New BP Partnership a special warranty deed (the "IBM Partnership/New BP Partnership Deed") conveying the beneficial ownership interest of the IBM Partnership in the Property to the New BP Partnership, which IBM Partnership/New BP Partnership Deed is not intended to be recorded among the land records of Baltimore City, Maryland, and the consideration for the IBM Partnership/New BP Partnership Deed shall be an amount equal to the Purchase Price, (iii) Seller will convey by means of a special warranty deed (the "Seller/Old Orchard Road Deed") bare legal title to the Property to Old Orchard Road, a wholly owned subsidiary corporation of Seller,
(iv) the consideration for the Seller/Old Orchard Road Deed will be the issuance of stock in Old Orchard Road to Seller, (v) pursuant to a statutory merger under
Section 368(a) of the Internal Revenue Code, Old Orchard Road will merge into BPI pursuant to an Agreement and Plan of Merger and Certificate of Merger, Old Orchard Road will execute and deliver to BPI a special warranty confirmatory deed (the "Old Orchard Road/BPI Deed"), and (vi) the consideration for the Old Orchard Road/BPI Deed will be the issuance to Seller by BPI of five hundred (500) shares of BPI common stock (the "BPI Stock").

     D. Seller and Purchaser desire to amend and restate the Contract in its entirety for the purpose of incorporating the terms and conditions of the Alternative Structure into the Contract.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements of the parties hereto, and for other good and valuable consideration, Seller and Purchaser agree to the following:

     1.  PROPERTY.  Seller agrees to convey to Old Orchard Road, and Old Orchard
         --------
Road agrees to sell and convey to BPI, bare legal title to that parcel of land with all improvements located thereon (the "Property") consisting of (a) approximately 2.0828 acres of land (the "Land") in Baltimore City, Maryland, described on Exhibit 1, annexed hereto and made a part hereof, together with
             ---------
Seller's interest, if any, in streets and highways, opened or proposed, in front of or adjoining the Land, and all easements, ponds, waterways, development rights, rights of way, privileges, appurtenances, and other rights pertaining thereto; (b) the building (the "Building") and other improvements (the Building and other improvements herein collectively called the "Improvements") located in, over, and on the Land, the Building having a street address of 100 East Pratt Street, Baltimore, Maryland. The IBM Partnership agrees to sell and convey beneficial ownership of the Property to the New BP Partnership, and the New BP Partnership agrees to buy the beneficial ownership of the Property from the IBM Partnership. Such sales and conveyances shall be made on the Closing Date (as defined below) in accordance with the terms, conditions, and stipulations set forth in this Contract.

     1A.  PURCHASE PRICE.  The total purchase price (the "Purchase Price") to be
          --------------
paid to the IBM Partnership by the New BP Partnership for the Property is One Hundred Thirty Seven Million Dollars ($137,000,000), subject to adjustment as hereinafter provided in Article 2 (Payment of Purchase Price), all cash. In addition to the Purchase Price and as additional consideration for the Alternative Structure, BPI shall deliver the BPI Stock to Seller at the Closing.

     2.  PAYMENT OF PURCHASE PRICE.
         -------------------------

         (a)  (i)   Before the date hereof, Purchaser has deposited the sum of
(A) One Million Dollars ($1,000,000) (the "Initial Deposit") with Commonwealth Land Title Insurance Company, 31 Light Street, Suite 500, Baltimore, Maryland 21202-1035 (the "Escrow Agent"), and (B) Two Million Dollars ($2,000,000) (the "Additional Deposit"). The Initial Deposit and Additional Deposit, including interest earned thereon, shall be collectively referred to herein as the "Deposit." The Escrow Agent is holding the Deposit pursuant to the terms and conditions of an Amended and Restated Escrow Agreement dated September 25, 1997. The Escrow Agent shall invest the Deposit in the

Dreyfus Government Money Market Fund or other investment instrument as Purchaser shall direct and as reasonably approved by Seller. Purchaser shall pay all administrative expenses and fees incurred in connection therewith. Any interest portion of the Deposit shall be delivered by the Escrow Agent to the party entitled under this Contract to the principal portion of the Deposit.

              (ii) If this Contract is not terminated pursuant to the provisions hereof by the expiration of the Due Diligence Period (defined in Section 13(a)), the Escrow Agent shall deliver the Deposit by electronic wire transfer to Seller's Chase Manhattan account described below within two (2) business days after expiration of the Due Diligence Period. Subject to reimbursement pursuant to the terms of this Contract, Purchaser agrees that the Deposit is a non-refundable payment in consideration for Seller's grant of the Due Diligence Period and the Deposit may be disposed of by Seller as it determines in its sole discretion.

         (b) Upon satisfaction of the Closing obligations of Seller, Old Orchard Road, and the IBM Partnership that are set forth in Article 10 (Documents Required for Closing), the New BP Partnership shall pay the IBM Partnership the Purchase Price at the Closing, subject to prorations and adjustments (if any) agreed on herein and minus (i) any part of the principal portion of the Deposit received by Seller, and (ii) a sum equal to the interest accrued on the Deposit while held by the Escrow Agent. At the direction of the IBM Partnership, these funds shall be transferred electronically to the following bank account of the IBM Partnership in immediately available federal funds:

         Name of Bank:                      Chase Manhattan Bank
         Address of Bank:                   4 New York Plaza, 15th Floor,
                                            New York, New York  10004
         IBM Concentration Acct. No.:       323-213499
         ABA No.:                           021000021
         Telephone No.:                     212.552.5684
         Attention:                         Ms. Joyce Leary-Bates

Alternatively, the IBM Partnership may direct the New BP Partnership to direct the Escrow Agent to pay these funds to the order of the IBM Partnership by good, unendorsed certified check drawn on a member bank of the New York Clearing House Association.

         (c) At least seventy-two (72) hours before the Closing Date, the New BP Partnership shall provide the IBM Partnership with the name and address of the bank that will handle the transfer of these funds on behalf of the New BP Partnership.

     3.  TITLE. Seller has delivered to Purchaser and Purchaser acknowledges
         -----
receipt of a preliminary title insurance commitment policy No. 1970253, dated May 21, 1997 (the "Title Report"), issued by Commonwealth Land Title Insurance Company, 31 Light Street, Suite 500, Baltimore, Maryland 21202-1035 (the "Title Company"). The phrase "Title Company" includes any other title insurer selected by the New BP Partnership. Purchaser acknowledges receipt of an update to the Title Report from the Title Company having an effective date of August 20, 1997 and revised as of September 12, 1997, and Seller acknowledges receipt of such update.

     4.  SURVEY.  Seller has delivered to Purchaser and Purchaser acknowledges
         ------
receipt of a survey map of the Property, dated June 30, 1997, prepared by Daft McCune Walker, Inc. and entitled "ALTA/ACSM Land Title Survey--International Business Machines Corporation Property" (the "Survey").

     5.  REVIEW OF TITLE REPORT AND SURVEY.  After receipt of the Title Report
         ---------------------------------
(including updates) and changes required to be made to the Survey because of information disclosed by the Title Report, as updated, Purchaser may notify Seller by no later than the expiration of the Economic/Legal Review deadline (as shown in the table contained in Section 13(a)) of objections to title matters described in the Title Report, as updated, and facts on the Survey that are disclosed by such changes; except that Purchaser shall not be entitled to object to and shall purchase the Property subject to the following (hereinafter collectively called the "Permitted Exceptions"): (a) the title matters described on Exhibit 5, annexed hereto and made a part hereof, (b) additional title
   ---------
matters and changes to the Survey that are approved by Purchaser in writing or the objection to which have been waived by Purchaser in writing or waived by failure to notify Seller as required herein, (c) the preprinted exclusions from coverage and conditions and stipulations contained in the Title Policy, but only to the extent such exclusions have not been deleted from the Title Policy at Closing, (d) the state of facts that are shown on the Survey, or the state of facts relating to matters affecting title (such as encroachments and subsurface easements) that were discoverable by personal inspection of the Property, and
(e) the Leases (as defined in Section 8.2) and the Service Contracts (as defined in Section 8.7). Bona fide title and survey matters to which Purchaser may object hereunder are hereinafter called "Title Defects." Purchaser's failure to object to a Title Defect by no later than the expiration of the Economic/Legal Review deadline (as shown in the table contained in Section 13(a)) shall be deemed to be Purchaser's agreement to purchase the Property subject to that Title Defect and Seller shall have no obligation to remove it. Seller shall release by the Closing Date the lien of the Indemnity Deed of Trust and Security Agreement dated December 31, 1991 and recorded among the Land Records of Baltimore City, Maryland in Liber SEB 3086, folio 379, from Seller unto certain named trustees for the benefit of The First National Bank of Maryland, which Indemnity Deed of Trust and Security Agreement was re-recorded among the Land Records of Baltimore City, Maryland in Liber SEB 3379, folio 452.

     6.  PURCHASER'S OBJECTIONS TO TITLE.  If Purchaser notifies Seller as
         -------------------------------
required herein of Purchaser's objection to one or more Title Defects, Seller shall have the right, but not the obligation, to remove them at its sole expense. Seller shall notify Purchaser of Seller's election within five (5) business days after Seller's receipt of such objection notice. If Seller elects to remove the Title Defects, it shall exercise diligence in causing the removal of such Title Defects. Purchaser shall agree to extend the Closing Date as required by Seller to afford Seller time to remove the Title Defects if Seller has so elected to remove the Title Defects, but in no event shall such extension cause the Closing Date to occur after Friday, January 30, 1998. If by the Closing Date, as it may have been extended, Seller fails to remove Title Defects that it has elected to remove, Purchaser's sole and exclusive remedy shall be to exercise those rights expressly granted to Purchaser in Section 15(a) (Default by Seller, Old Orchard Road, or IBM Partnership; New BP Partnership's Remedies). If Seller elects not to remove the Title Defects, Purchaser shall have the following rights:

         (a)  terminate this Contract by notice delivered to Seller within ten
(10) days after the date Seller notifies Purchaser that Seller has elected not to eliminate the Title Defect, in which event Purchaser shall be paid the Deposit within five (5) days after Seller and the Escrow Agent receive Purchaser's termination notice; or

         (b) waive any objections to the Title Defect, proceed to Closing, and accept such title to the Property as Seller is able to convey without reduction of the Purchase Price or any credit against the same by reason of the continued existence of the Title Defect, and without liability on Seller's part.

     7.  CLOSING.  The settlement of the obligations of the parties hereto under
         -------
this Contract, including the transfer of the Property's title to BPI (by means of the Old Orchard Road/BPI Deed and the Agreement and Plan of Merger and the Certificate of Merger) and the New BP Partnership (by means of the IBM Partnership/New BP Partnership Deed) and payment of the Purchase Price to the IBM Partnership as contemplated by this Contract (the "Closing") shall occur on the Closing Date and be effected through an escrow with the Escrow Agent or Title Company, or by such other method mutually determined by the parties hereto. The "Closing Date" is agreed to be Wednesday, October 22, 1997, or such earlier date mutually acceptable to the parties hereto; provided, however, that, except as otherwise provided in this Contract, in no event shall the Closing Date be later than Friday, January 30, 1998 (the "Outside Date"). The Closing Date and Outside Date are TIME OF THE ESSENCE DATES as to Purchaser, BPI, and the New BP Partnership with no extension of time granted to Purchaser, BPI, and the New BP Partnership for any reason. The Closing is subject to termination of this Contract by any of the parties hereto pursuant to and in accordance with rights expressly granted in this Contract.

     8.  PRORATIONS AND ADJUSTMENTS.  At the Closing the following adjustments
         --------------------------
and prorations shall be computed as of the Closing Date and the Purchase Price shall be adjusted to reflect such adjustments and prorations. In determining such adjustments and prorations, the day of Closing shall belong to the IBM Partnership and all prorations hereinafter provided to be made on the Closing Date or "as of Closing" shall each be made as of 11:59 p.m. local Baltimore, Maryland time on the Closing Date.

     8.1  Real Estate Taxes and Assessments.  All ad valorem real estate taxes
          ---------------------------------
for the Property for the current year (fiscal year 1997-1998) shall be prorated as of

Closing. The IBM Partnership shall pay all assessments levied on the Property before Closing.

     8.2  Rental Payments.  All Rental Payments (as defined below) shall be
          ---------------
prorated as of Closing. Any checks for Rental Payments received after the Closing Date by the IBM Partnership or its agents shall be promptly endorsed to the New BP Partnership by the payee thereof and promptly sent to the New BP Partnership. If on the Closing Date there shall be any past due and unpaid Rental Payments under any Lease, then any Rental Payment received after the Closing Date by the New BP Partnership or its agents or the IBM Partnership or its agents for such Lease shall be applied first to pay the current portion of any Rental Payments due the New BP Partnership under such Lease and the remaining portion of the Rental Payment, to the extent applicable to a period on or before the Closing Date, shall be remitted promptly by the New BP Partnership to the IBM Partnership. For a period of ninety (90) days after the Closing Date, the New BP Partnership shall use reasonable diligence to collect past due Rental Payments, and the New BP Partnership shall not agree to any waiver, reduction, deferral, extension, or any other compromise of any delinquent Rental Payment without the prior written consent of the IBM Partnership; provided, however, that (a) in exercising reasonable diligence to collect past due Rental Payments, the New BP Partnership shall not be required to file suit against the defaulting Tenant, and (b) from and after ninety (90) days after the Closing Date, the IBM Partnership shall have the right, on prior notice to the New BP Partnership, to pursue an action for damages on account of such past due Rental Payments and the New BP Partnership shall assign to the IBM Partnership all rights that will enable the IBM Partnership to maintain such action.

         (a)  Sfuzzi Lease.  By the Closing Date Seller shall have caused to be
              ------------
completed certain work relating to the premises on the first floor of the Building leased by New C.P., Inc., as assignee of Sfuzzi, Inc. ("Sfuzzi"). The amount of such work is equal to the sum of Twenty-Six Thousand Three Hundred Sixty-Seven Dollars ($26,367) (the "Sfuzzi Contract Sum"), and Sfuzzi has agreed to repay the Sfuzzi Contract Sum by means of a temporary increase in Sfuzzi's monthly base rent (i.e., $3,296 times 8 months = $26,367). The New BP Partnership shall assume the responsibility for paying the Sfuzzi Contract Sum to the appropriate contractor.

         (b)  The Strand Lease.  As of September 25, 1997, Obsidian LLC, d/b/a
              ----------------
The Strand ("The Strand"), leases a total rentable area of 3,336 square feet on the first floor of the Building. Purchaser and the New BP Purchaser acknowledge that pursuant to a Stipulation and Consent Order Granting 100 East Pratt Street, L.P. Adequate Protection Resolving Debtor's Motion to Extend Time to Assume or Reject Nonresidential Real Property Lease for Premises Known as 100 East Pratt Street Pursuant to 11 U.S.C. (S) 365(d)(4) (the "Consent Order") entered on or about September 16, 1997 by the United States Bankruptcy Court for the District of Maryland (Baltimore Division), The Strand has agreed, among other things, to pay to the IBM Partnership an additional sum of Sixteen Thousand Seven Hundred Eight and 39/100 Dollars ($16,708.39) ("The Strand Unpaid Rent"). Beginning November 1, 1997, and on the first day of each of ten (10) months thereafter until paid in full, The Strand will pay The Strand Unpaid Rent by making additional monthly Rental Payments in the amount of One Thousand Five Hundred Dollars ($1,500) and on the first day of the eleventh (11th) month the sum of One Thousand Seven Hundred Eight and 39/100 Dollars ($1,708.39). After Closing, (a) the New BP Partnership shall remit to the IBM Partnership all or any portion of The Strand Unpaid Rent to the extent received by the New BP Partnership, subject to the same terms and conditions that apply to the receipt and collection of past due Rental Payments under Section 8.2 (Rental Payments), it being the intent and purpose of the IBM Partnership and the New BP Partnership that The Strand Unpaid Rent be treated as past due Rental Payments, provided, however, that the IBM Partnership and the New BP Partnership shall cooperate with the other in developing appropriate strategy to harmonize their respective interests in case The Strand fails to make timely payment of The Strand Unpaid Rent in accordance with the terms and conditions of the Consent Order, and (b) consistent with the Consent Order, the New BP Partnership shall provide The Strand with a monthly statement itemizing the Base Monthly Rent, Operating Expense Charge, Electrical Expense Charge, and Arrearage Payment (all as such terms are used in the Consent Order, a copy of which is attached hereto as a part hereof as Exhibit 8.2(b)).
                    ---------------

     (c) Definitions. For purposes of this Contract, (i) "Rental Payments" means
         -----------
all payments received by or on the behalf of the IBM Partnership from Tenants or with respect to the Leases or for any other use or occupancy of the Property for items such as minimum or base rent, additional rent, percentage rent, termination or cancellation charges, reimbursement for real estate taxes, utilities, operating and maintenance expenses and insurance, as well as any other reimbursements or charges received thereunder, (ii) "Leases" means the landlord and lessor interest in and to all leases, subleases, rental agreements, license agreements (including, but not limited to, fiber optic cable and roof-top antenna agreements), and other occupancy agreements, for the use or occupancy of any portion of the Property, together with all amendments to, modifications of, renewals and extensions of such leases, subleases, rental agreements, license agreements, and other occupancy agreements, all guaranties with respect thereto, all work letter agreements, for unfunded work, improvement agreements, and other present agreements with Tenants, and (iii) "Tenant" means a tenant, subtenant, licensee, or other party under a Lease; collectively, all such tenants, subtenants, licensees, or other parties under the Leases are referred to as the "Tenants." At Closing, the IBM Partnership shall assign to Purchaser the landlord and lessor interest in and to the Leases by a duly executed Assignment of Leases in the form of Exhibit 8.2(c), and the New BP
                                             --------------
Partnership shall assume in writing the due and full performance of all of the IBM Partnership's covenants and obligations accruing on and after the Closing Date under the Leases.

     8.3 Tenant Deposits. The New BP Partnership shall receive a credit against
         ----------------
the Purchase Price at Closing for all Tenant Deposits (as defined below) then outstanding under the Leases. By no later than Monday, October 6, 1997, the IBM Partnership shall deliver to Purchaser a schedule itemizing the Tenant Deposits. For purposes of this Contract, "Tenant Deposits" means all prepaid rents, advance rentals, security deposits, and other deposits made with respect to the Leases.

     8.4 Personal Property Taxes. Personal property taxes attributable to the
         -----------------------
Personal Property for calendar year 1997 shall be adjusted and apportioned as of the Closing Date and assumed and paid thereafter by the New BP Partnership, regardless of whether assessments have been levied as of the Closing Date.

     8.5 Utilities. Water, sewer, natural gas, electric, and all other utility
         ---------
expenses and payments due or made for the Property shall be prorated as of the Closing Date and thereafter assumed by the New BP Partnership. All accounts for such utilities shall be transferred to new accounts in the New BP Partnership's name or in the name of the New BP Partnership's designated management agent as of the Closing Date. The New BP Partnership shall pay for any transfer charge assessed for such transfers.

     8.6 Utility Deposits. The IBM Partnership shall receive a credit at Closing
        -----------------
for the amount of any utility or similar deposits made by the IBM Partnership that are not refundable to the IBM Partnership by the holder thereof and which deposits are either transferred to the New BP Partnership or shall benefit the New BP Partnership after Closing.

     8.7 Service Contracts. All Service Contracts shall be prorated at Closing.
         -----------------
By means of the Assignment of Service Contracts marked Exhibit 8.7 attached
                                                       -----------
hereto and made a part thereof, the IBM Partnership shall assign to the New BP Partnership, and the New BP Partnership shall assume, at Closing all service, maintenance, and other contracts respecting leasing, management, maintenance, or operation of the Property, including, but not limited to, contracts for operating the parking facility that forms a part of the Property, HVAC, fire alarms, landscaping, housekeeping, waste removal, window cleaning, fitness center, elevator maintenance, water treatment maintenance, armored cash transportation, CCTV maintenance, security, sprinkler systems, snow removal, roof maintenance, and management agreements and all leases by which equipment is leased to the IBM Partnership and is used for the occupation or operation of the Property (collectively, the "Service Contracts").

     8.8 Brokerage Commissions.
         ---------------------

          8.8.1 General. Attached hereto as a part hereof as Exhibit 8.8.1 is a
                -------                                      -------------
schedule of the Commission Agreements (as defined below) that shall be cashed out or terminated by the IBM Partnership no later than the Closing Date. The New BP Partnership shall be responsible for all Commission Agreements that it has approved or entered into, for all payments to be made in the future as identified on Exhibit D-2 attached hereto as a part hereof, or contingent or
              -----------
conditioned on a renewal or extension of a Lease or an expansion of a Tenant's premises, and for all commissions due and payable for Leases entered into on and after August 15, 1997. For purposes of this Contract, "Commission Agreements" means all leasing commission agreements and obligations to pay leasing agents or leasing brokers for the Leases, and all amendments thereto or modifications thereof, including, but not limited to, any obligation to pay commissions on renewals, expansions, relocations, and extensions, whether such agreements are contained in the Lease or in any separate commission agreement. At Closing, the New BP Partnership shall reimburse the IBM Partnership for an amount equal to the Brokerage Commissions due under the Lease amendments described in Section 8.9(c) below actually paid by the IBM Partnership.

         8.8.2 The Hunter Group, Inc. The parties hereto acknowledge that Miller
               ---------------------
Corporate Real Estate Services has alleged a claim (the "Miller Claim") for a brokerage commission arising out of the Third Lease Amendment dated August 15, 1997 between the IBM Partnership and The Hunter Group, Inc. Seller does hereby agree to defend, indemnify, and hold the New BP Partnership harmless from and against any and all claims, demands, liabilities, costs, expenses, and fees (including, but not limited to, reasonable attorneys' fees) incurred by the New BP Partnership as a direct result of the Miller Claim. The New BP Partnership shall cooperate with Seller and the IBM Partnership in the efforts by Seller and the IBM Partnership to defend the Miller Claim. This provision shall survive the Closing.

     8.9 Tenant Improvements. The New BP Partnership shall be responsible for
         -------------------
any tenant improvements required of landlord under any of the Leases that are to be undertaken in the future as identified on Exhibit 12(a)-2 attached hereto as
                                             ---------------
a part hereof or that are contingent or conditioned on (a) a renewal of a Lease or an expansion of a Tenant's premises, (b) for all tenant improvements due and payable for Leases entered into on and after August 15, 1997, and (c) the Lease amendments for LaSalle Partners Limited and The Hunter Group, Inc.

     8.10 Sales Taxes. No portion of the Purchase Price is allocable to the
          ------------
Personal Property. Any sales taxes imposed for Personal Property shall be paid by the New BP Partnership directly to the applicable taxing authority. The New BP Partnership agrees to indemnify, defend, and hold the IBM Partnership and Seller harmless of and from all claims, demands, liabilities, and costs (including, but not limited to, attorneys' fees) for any sales taxes, interest, and penalties payable to or claimed by the applicable taxing authority in connection with the Personal Property. The indemnities of this Section shall survive the Closing.

     8.11 Reproration after Closing. All other charges and fees customarily
          -------------------------
prorated and adjusted in similar commercial transactions in Baltimore, Maryland shall be prorated as of the Closing Date and thereafter assumed by the New BP Partnership. If accurate prorations and other adjustments cannot be made at Closing because current bills or statements are not obtainable (as, for example, utility bills), the parties shall prorate on the best available information, subject to adjustment on receipt of the final bill or statement but without regard to whether payment is actually received from a third party. Both the IBM Partnership and the New BP Partnership shall use their diligent, reasonable, and good faith efforts to resolve such post-Closing prorations and other adjustments as expeditiously as possible.

     9. TRANSACTION COSTS.
        -----------------

     (a) General. The New BP Partnership and BPI shall pay the applicable state
         -------
and local recordation and transfer taxes as well as recording fees for documents to be delivered by Seller, the IBM Partnership, and Old Orchard Road and administrative expenses and fees described in Section 2(a). The New BP Partnership shall pay all charges for any update of the Title Report and the Title Policy (defined in Section 10(c)) (Title Policy), the cost of any update of the Survey, all costs related to financing the purchase, all due diligence costs, the cost of all additional environmental investigations other than Seller's Phase I Report (defined in Section 13(c)) (Environmental Reports), recording fees for documents to be delivered by BPI and the New BP Partnership, and the Escrow Agent's fee or Title Company's escrow costs, if any, charged in connection with the transaction and the Alternative Structure contemplated in this Contract. All other costs, fees, expenses, and charges of any kind incident to the sale and conveyance of the Property from Seller and the IBM Partnership to BPI and the New BP Partnership, including attorneys' and consultants' fees, shall be borne by the party incurring the same.

     (b) Alternative Structure. BPI shall indemnify, defend, and hold Seller,
         ---------------------
Old Orchard Road, and the IBM Partnership harmless of and from all claims, lawsuits, proceedings, losses, actions, charges, damages, demands, liabilities, and costs (including, but not limited to, attorneys' fees and court costs) suffered or incurred by Seller, Old Orchard Road, and the IBM Partnership or any of its or their affiliates or subsidiaries (including, but not limited to, 100 East Pratt Street, Inc.) as a result of (i) any assessment by any applicable Governmental Authority for recordation and transfer taxes, interest, fines, penalties, recording fees, and any other charges payable to or claimed by the applicable Governmental Authority in connection with the Alternative Structure, and (ii) the implementation or attempted implementation of the Alternative Structure or the participation of Seller, Old Orchard Road, and the IBM Partnership in the implementation or attempted implementation of the Alternative Structure. The indemnities and obligations of this Section shall survive the Closing forever. At Closing, Purchaser shall pay all costs and expenses relating to, or associated with, the implementation of the Alternative Structure, including the fees and expenses of Seller's counsel. Purchaser and the New BP Partnership acknowledge and agree that the consummation of this Contract and the performance of the obligations of Purchaser and the New BP Partnership under this Contract are not contingent or conditioned on the adoption or implementation of the Alternative Structure or any other alternative transaction structure. To that end, if Seller determines not to proceed with the implementation of the Alternative Structure as set forth in this Contract, Seller shall have the right, in the exercise of its sole but reasonable discretion to so notify Purchaser by no later than Friday, October 17, 1997 (i.e., two (2) days before the Closing Date), in which event the Original Contract shall be reinstated for all purposes of consummating the transaction contemplated by the Original Contract and this Contract shall have no further force or effect. By entering into the transaction contemplated by the Alternative Structure and this Contract, Seller, Old Orchard Road, and the IBM Partnership make no guaranty, assurance, or representation that the implementation of the Alternative Structure will attain the goals and results desired by Purchaser, BPI, and the New BP Partnership.

           10.    DOCUMENTATION REQUIRED FOR CLOSING.
                  ----------------------------------

                  (a) By Seller/Old Orchard Road. At the Closing or as otherwise
                      --------------------------
specified below, Seller or Old Orchard Road shall deliver or cause to be delivered the following:

                      (1) Seller/Old Orchard Road Deed. The Seller/Old Orchard
                          ----------------------------
Road Deed, in the form attached and marked Exhibit 10(a)(1), which the parties
                                           ----------------
intend to be in proper statutory form for recording.

                      (2) Old Orchard Road/BPI Deed. The Old Orchard Road/BPI
                          -------------------------
Deed, in the form attached and marked Exhibit 10(a)(2), which the parties intend
                                      ----------------
to be in proper statutory form for recording.

                      (3) Seller/IBM Partnership Deed. The Seller/IBM
                          ---------------------------
Partnership Deed, in the form attached and marked Exhibit 10(a)(3). Although the
                                                  ----------------
IBM Partnership/New BP Partnership Deed shall be in recordable form, the parties do not intend to record the Seller/IBM Partnership Deed.

                      (4) Confirmatory Nominee Agreement. Seller and the IBM
                          ------------------------------
Partnership shall execute and deliver the Confirmatory Nominee Agreement in the form attached hereto as a part hereof as Exhibit 10(a)(4) (the "Confirmatory
                                         ----------------
Nominee Agreement").

                      (5) Authority. Documents evidencing the authority of
                          ---------
representatives of Seller and Old Orchard Road to sign the Seller/Old Orchard Road Deed and the Old Orchard Road/BPI Deed, respectively, and the other documents to be executed and delivered by Seller and Old Orchard Road under the terms and conditions of this Contract. Except for the Non-Imputation Affidavit in the form attached and marked Exhibit 10(a)(5), neither Seller nor Old Orchard
                                ----------------
Road shall have any obligation whatsoever to deliver to Purchaser, BPI, the New BP Partnership, or the Title Company any so-called "owner's affidavits" or similar affidavits, certificates, or agreements.

                      (6) FIRPTA. Certificate in the form attached and marked
                          ------
Exhibit 10(a)(6), duly executed by Seller and Old Orchard Road regarding federal
----------------
and state non-resident withholding taxes.

                      (7) Possession. Actual possession of the Property, subject
                          ----------
to the Leases, the Service Contracts, and other matters specifically identified in this

Contract, but otherwise free and clear of all leases and other agreements of any type and of tenants and other occupants in possession.

                      (8) Asset Files. As soon as practicable after Closing,
                          -----------
Seller shall deliver, and shall cause the IBM Partnership to deliver, to the New BP Partnership at the Property all non-privileged architectural, engineering, mechanical, and other design and construction drawings; site plan documents; studies; reports; property descriptions; information as to taxes and costs; floor plans; the square footage within the Building and acreage of the Land; the Leases and related correspondence files; the Service Contracts; operating records and books; warranties and guarantees; operating manuals, and permits, in each case to the extent the item relates to the Property and is in the possession or control of Seller or the IBM Partnership (collectively, the "Asset Files").

                      (9) IBM Lease Amendment. An amendment to the Lease between
                          -------------------
the IBM Partnership and Seller, effective as of the Closing Date, in the form of
Exhibit 10(a)(9) attached hereto as a part hereof.
----------------

                     (10) Merger Documents. Agreement and Plan of Merger among
                          ----------------
BPI, Old Orchard, and Seller evidencing the merger of Old Orchard Road into BPI.

          (b) By IBM Partnership. At the Closing or as otherwise specified below, the IBM Partnership shall deliver or cause to be delivered the following:

                      (1) IBM Partnership/New BP Partnership Deed. The IBM
                          ---------------------------------------
Partnership/New BP Partnership Deed, in the form attached and marked Exhibit
                                                                     -------
10(b)(1). Although the IBM Partnership/New BP Partnership Deed shall be in
--------
recordable form, the parties do not intend to record the IBM Partnership/New BP Partnership Deed.

                      (2) Bill of Sale. Bill of Sale in the form attached and
                          ------------
marked Exhibit 10(b)(2), transferring unencumbered title to the Personal
       ----------------
Property attached thereto to the New BP Partnership, free and clear of all liens, security interests, claims, levies, assessments, and other charges.

                      (3) Authority. Documents evidencing the authority of
                          ---------
representative of the IBM Partnership to sign the IBM Partnership/New BP Partnership Deed and the other documents to be executed and delivered to the New BP Partnership by the IBM Partnership under the terms and conditions of this Contract. The IBM Partnership shall not have any obligation whatsoever to deliver to the New BP Partnership or the Title Company any so-called "owner's affidavits" or similar affidavits, certificates, or agreements.

                      (4) FIRPTA. Certificate in the form attached and marked
                          ------
Exhibit 10(b)(4), duly executed by the IBM Partnership regarding federal and
----------------
state non-resident withholding taxes.

                      (5) Service Contracts. Assignment of all rights, title,
                          -----------------
and interest in and to the Service Contracts in accordance with Section 8.7 (Service Contracts).

                      (6) Leases. Assignment of all rights, title, and interest
                          ------
in and to the Leases in accordance with Section 8.2 (Rental Payments).

                      (7) IBM Lease Amendment. An amendment to the Lease between
                          -------------------
the IBM Partnership and Seller, effective as of the Closing Date, in the form of
Exhibit 10(a)(9) attached hereto as a part hereof.
----------------

          (c) By the New BP Partnership. At the Closing, the New BP Partnership shall deliver, or shall cause the Escrow Agent to deliver the following:

                      (1) Purchase Price. The Purchase Price to the IBM
                          --------------
Partnership in immediately available federal funds as required by this Contract.

                      (2) Authority. Documents evidencing the authority of
                          ---------
representatives of Purchaser, BPI, and New BP Partnership to sign such documents (including real estate tax forms and certificates) that may be reasonably required by Seller, Old Orchard Road, the IBM Partnership, the New BP Partnership, the New BP Partnership's lender, or the Title Company to complete the transaction contemplated herein.

                      (3) Service Contracts. Assumption of all obligations of
                          -----------------
the IBM Partnership under the Service Contracts and release of the IBM Partnership therefrom in accordance with Section 8.7 (Service Contracts).

                      (4) Leases. Assumption of all obligations of the IBM
                          ------
Partnership under the Leases and release of the IBM Partnership therefrom in accordance with Section 8.2 (Rental Payments).

          (d)         By BPI. At the Closing, BPI shall deliver, or shall cause
                      ------
the Escrow Agent to deliver the following:

                      (1) BPI Stock. Certificates representing all of the shares
                          ---------
of the BPI Stock to which Seller shall be issued by BP, with duly executed blank stock powers or forms of assignment, in proper form for transfer to Seller.

                      (2) Merger Documents. Agreement and Plan of Merger among
                          ----------------
BPI, Old Orchard, and Seller evidencing the merger of Old Orchard Road into BPI, and the Certificate of Merger by BPI, which certificate BPI shall file with the appropriate Governmental Authorities.

                      (3) Opinion of Counsel. An opinion of counsel from BPI or
                          ------------------
its outside counsel on such matters as Seller may reasonably request regarding the issuance of the BPI Stock to Seller.

               (e) Title Policy. At the Closing, BPI and the New BP Partnership,
                   ------------
as their interests may appear, shall receive a marked and signed copy of a title commitment evidencing that a policy of title insurance on the 1970 Form ALTA Owner's Policy Form or its equivalent (together, the "Title Policy") will in due course be issued by the Title Company to the New BP Partnership in the amount of the Purchase Price. The Title Policy shall insure marketable fee simple title to the Property but may contain the Permitted Exceptions as exceptions and exclusions to coverage. The parties hereto agree that when the Title Company issues a Title Policy that insures marketability, title to the Property shall be conclusively presumed to be marketable.

       11.     CASUALTY/CONDEMNATION.
               ---------------------

               (a) Risk of Loss. Until delivery of the Property as required by
                   ------------
this Contract, the IBM Partnership shall assume all risk of loss to the Property by casualty or condemnation, except as otherwise agreed in this Contract.

                   (1) Minor Casualty. If the Improvements are damaged by fire
                       --------------
or other casualty before the Closing Date (in which case the IBM Partnership shall promptly notify the New BP Partnership), and the cost of repairing the damage is less than One Million Dollars ($1,000,000), as conclusively determined by the average of two (2) estimates made by two (2) independent cost estimating firms, one selected by the IBM Partnership and one by the New BP Partnership, the IBM Partnership shall repair the damage at its sole cost before the Closing Date and the New BP Partnership shall complete this Contract. If, however, the IBM Partnership is unable through the exercise of reasonable diligence to complete the repairs by the Outside Date, the IBM Partnership shall have such additional time to complete such repairs, but in all cases the IBM Partnership shall complete such repairs by no later than March 31, 1998. The Closing Date shall be automatically extended to accommodate the IBM Partnership's obligations under this Section.

                   (2) Major Casualty. If the cost of repairing the damage is equal to or greater than One Million Dollars ($1,000,000), as conclusively determined by the average of the two (2) estimates made as aforesaid, the New BP Partnership shall have the option of completing or terminating this Contract. If the New BP Partnership elects to complete this Contract, the IBM Partnership shall retain any insurance proceeds relating to the damage and the New BP Partnership will be entitled to a reduction of the Purchase Price equal to the cost of repairing the damage as conclusively determined by the average of the two (2) estimates made as aforesaid. The IBM Partnership shall not be obligated to make any repairs. If the New BP Partnership elects to terminate this Contract, the New BP Partnership shall be paid the Deposit and, on receipt thereof, this Contract shall terminate, any lien of the New BP Partnership against the Property shall cease and be removed from the record, and neither party hereto shall have any further obligations to or rights or claims against the other, excepting only those specific matters that the parties have agreed in this Contract will survive such termination.

          (b) Condemnation. If, after the Effective Date and before the Closing
              ------------
Date there is a taking of all or any portion of the Property in eminent domain proceedings or under threat of condemnation, the New BP Partnership shall have the option of completing or terminating this Contract; provided, however, that the New BP Partnership shall have no right to terminate this Contract if the taking involves the temporary taking of office space within the Building and the condemning authority pays fair market rental value for such temporary occupancy. If the New BP Partnership is obligated hereunder to purchase the Property or, if granted an option to terminate, elects not to terminate this Contract, the New BP Partnership shall remain obligated to perform its obligations under this Contract and, at the Closing, the IBM Partnership and Seller shall deliver to the New BP Partnership any part of the condemnation award collected by the IBM Partnership and Seller, and the IBM Partnership and Seller shall assign to the New BP Partnership all of the rights of the IBM Partnership and Seller to any part of the award not yet collected, in each case attributable to the interest of the IBM Partnership and Seller in the Property. If the New BP Partnership elects to terminate this Contract, the New BP Partnership shall be paid the Deposit and, on receipt thereof, this Contract shall terminate, any lien of the New BP Partnership against the Property shall cease and be removed from the record, and no party hereto shall have any further obligations to or rights or claims against the other, excepting only those specific matters that the parties hereto have expressly agreed in this Contract will survive such termination. For the purposes of this Contract, a taking in condemnation shall mean (a) the vesting of fee title to any part of the Property in a governmental entity pursuant to the exercise of the power of eminent domain or pursuant to a deed delivered in lieu or in contemplation thereof, or (b) the receipt by the IBM Partnership or Seller of a formal notice of condemnation under applicable law.

          (c) Waiver. The New BP Partnership agrees that the election granted to
              ------
the New BP Partnership under this Article 11 to terminate this Contract shall be irrevocably and conclusively waived by the New BP Partnership and of no force or effect unless the New BP Partnership elects to terminate this Contract by notice to the IBM Partnership and the Escrow Agent within five (5) days after the date on which the New BP Partnership receives both such estimates.

     12. REPRESENTATIONS AND WARRANTIES. For the purpose of inducing Purchaser
         ------------------------------
and Seller to enter into and consummate this transaction:

         (a) By Seller. Seller makes those representations and warranties set
             ---------
forth in Exhibit 12(a) ("Seller's Representations"), annexed hereto and made a
         -------------
part hereof.

         (b) By the IBM Partnership. The IBM Partnership makes those
             ----------------------
representations and warranties set forth in Exhibit 12(b) ("IBM Partnership's
                                            -------------
Representations"), annexed hereto and made a part hereof.

         (c) By Old Orchard Road. Old Orchard Road makes those representations
             -------------------
and warranties set forth in Exhibit 12(c) ("Old Orchard Road's
                            -------------
Representations"), annexed hereto and made a part hereof.

         (d) By Purchaser. Purchaser makes those representations and warranties
             ------------
set forth in Exhibit 12(d) ("Purchaser's Representations"), annexed hereto and
             -------------
made a part hereof.

         (e) By New BP Partnership. The New BP Partnership makes those
             ---------------------
representations and warranties set forth in Exhibit 12(e) ("New BP Partnership's
                                            -------------
Representations"), annexed hereto and made a part hereof.

         (f) By BPI. BPI makes those representations and warranties set forth in
             ------
Exhibit 12(f) ("BPI's Representations"), annexed hereto and made a part hereof.
-------------

         (g) Time Period. The representations set forth in this Section shall
             -----------
continue in full force and effect until the expiration of one hundred eighty
(180) days after the Closing Date and in no event shall such representations extend beyond the termination of this Contract.

     13. ENTRY TO PROPERTY; DUE DILIGENCE.
         --------------------------------

         (a) (1) Due Diligence Period Purchaser shall have the right to perform
                 --------------------
the specified reviews, studies, searches, non-destructive tests, examinations, investigations, and other information gathering activity on or related to the Property during the time periods (collectively, the "Due Diligence Period") indicated in the table below:

------------------------------------------------------------------------------------------------------------------------------
                                   DUE DILIGENCE ACTIVITY                                               DEADLINE FOR
                                                                                                         COMPLETING
                                                                                                          ACTIVITY
------------------------------------------------------------------------------------------------------------------------------
Economic and legal review of the Property ("Economic/Legal Review"), including (a) a review          September 25, 1997
of title and survey, (b) confirmation that the required certificates and permits for continued lawful occupancy of the Property by Seller and/or other occupants for commercial administrative and executive offices and retail use have been issued by the appropriate municipal agencies and the Property is not subject to municipal violations, and (c)
confirmation that no condemnation, litigation, or administrative proceedings have been threatened or have
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
commenced against Seller or the Property
------------------------------------------------------------------------------------------------------------------------------
Zoning review of the Property ("Zoning Review"), including an analysis to determine whether          September 30, 1997
the Property's zoning designation in Baltimore City, Maryland, and the land use regulations in that jurisdiction allow Purchaser's primary intended use of the Property for commercial administrative and executive offices and retail use
------------------------------------------------------------------------------------------------------------------------------
Americans With Disabilities Act compliance review of the Improvements ("ADA Review")                 September 30, 1997
------------------------------------------------------------------------------------------------------------------------------
Environmental review of the Property ("Environmental Review"), including an analysis to              October 8, 1997
determine whether any Hazardous Materials (including asbestos and asbestos containing materials) exist within the boundary lines of the Land or within the Improvements
------------------------------------------------------------------------------------------------------------------------------
Structural review of the Improvements ("Structural Review"), including an analysis to                October 8, 1997
determine whether the bearing and exterior walls, support beams and columns, foundation, and floor slabs of the Improvements are structurally sound
------------------------------------------------------------------------------------------------------------------------------
Engineering review of the Improvements ("Engineering Review"), including an                          October 8, 1997
analysis to October 8, 1997 determine whether the chilled water, condenser water, hot water, air handling, and humidification and power distribution systems, and the primary electrical and telephone/telecommunications services are in working order
------------------------------------------------------------------------------------------------------------------------------
Review of interviews with the Major Tenants ("Tenant Interview Review") limited                      October 10, 1997
to factual, October 10, 1997 operational, non-economic aspects of the Leases
------------------------------------------------------------------------------------------------------------------------------
Review of Required Estoppels ("Required Estoppel Review")                                            October 8, 1997
------------------------------------------------------------------------------------------------------------------------------

The Economic/Legal Review, Zoning Review, ADA Review, Environmental Review, Structural Review, Engineering Review, Tenant Interview Review, and Required Estoppel Review are hereinafter collectively referred to as the "Due Diligence Review Elements" and individually as the "Due Diligence Review Element." If Purchaser's review and inspection of one or more Due Diligence Review Elements reveals or discloses a Material Defect (as defined below), Purchaser shall have the right to terminate this Contract by sending written notice thereof to Seller and the Escrow Agent by no later than the deadline in the table above relating to the Due Diligence Review Element. Such notice shall describe in reasonable detail the basis or bases for Purchaser's exercise of its right to so terminate this Contract. If Purchaser so elects to terminate this Contract, Purchaser shall be paid the Deposit and, on receipt thereof, this Contract shall terminate, any lien of Purchaser against the Property shall cease and be removed from the record, and neither party hereto shall have any further obligations to or rights or claims against the other, excepting only those specific matters that the parties hereto have expressly agreed in this Contract will survive such termination. Subject to the provisions of subparagraph (2) below, if Purchaser waives or is deemed to have waived a Material Defect(s) affecting one or more of the Due Diligence Review Elements, Seller and Purchaser shall proceed to Closing without a reduction in the Purchase Price and Purchaser assumes the burdens of the Material Defect(s) in question.

          (2) Material Defect Defined. For purposes of this Contract, a
              -----------------------
"Material Defect" means a defect or deficiency in one or more of the Due Diligence Review Elements that will cost, in the aggregate, Five Hundred Thousand Dollars ($500,000) or more to remedy or correct.

              (i) Estimate. Such cost determination shall be based on the bona
                  --------
fide, arm's length estimates obtained by Purchaser from reputable professionals and as reasonably verified by Seller. If despite the exercise of good faith and diligent efforts by Purchaser, Purchaser is unable to obtain timely such estimates, Purchaser shall have the right to provide its own written estimate (the "Purchaser's Estimate") of the costs to remedy or correct a defect or deficiency in one or more of the Due Diligence Review Elements. The Purchaser's Estimate shall (A) reflect Purchaser's reasonable, good faith estimate of such costs, and (B) include the basis thereof, including a reasonably detailed statement of the scope of work involved to remedy or correct the defect or deficiency in question, the quantities required to effect the necessary remedial or corrective action, and the unit prices relating to such remedial or corrective work.

             (ii) Tenant Interviews; Required Estoppels. If the Purchaser's
                  -------------------------------------
Estimate is based on material or information obtained during the Tenant Interviews held by October 10, 1997, or from the Required Estoppels received or delivered by October 8, 1997, such material or information shall establish a likelihood determined reasonably and in good faith (based on, among other things, reasonable investigations conducted by Purchaser to ascertain the veracity of such material or information, taking into account the time frames specified in this Contract) that Seller, Old Orchard Road, or the IBM Partnership would have to perform an act or pay sums of money to remedy or correct defects or deficiencies for which Seller, Old Orchard Road, or the IBM Partnership is responsible under the Leases or as owner of the Property.

            (iii) Preservation of Right to Claim Defect. If Purchaser desires to
                  -------------------------------------
preserve its right to terminate this Contract on the basis of a Material Defect, by no later than the deadline for the Due Diligence Review Element in question Purchaser shall notify Seller in writing of the estimated remediation and correction cost in question. If Purchaser fails to so notify Seller, Purchaser shall be deemed to have waived its right to take into account such estimated remediation and correction cost in determining whether a Material Defect exists.

             (iv) Aggregation. In determining the aggregate value of such
                  -----------
remediation and correction costs, Purchaser shall be entitled to take into account the remediation and correction costs for defects and deficiencies relating to other Due Diligence Review Elements, even if the deadline has expired for reviewing such other

Due Diligence Review Elements but only to the extent that Purchaser properly preserved its right to claim such costs as more fully provided in this Section. To illustrate the operation of this provision, assume that the remediation and correction costs for defects and deficiencies discovered and communicated to Seller during the Zoning Review total the sum of $150,000. Because these defects and deficiencies do not, standing alone, constitute a Material Defect, Purchaser is not entitled to terminate this Contract by the Zoning Review deadline of September 30, 1997. Assume further that the remediation and correction costs for defects and deficiencies discovered during the Structural Review total the sum of $400,000. Because the aggregate value of these defects and deficiencies (i.e., $150,000 plus $400,000) constitute a Material Defect, Purchaser has the right to terminate this Contract by no later than the expiration of the Structural Review deadline (i.e., October 8, 1997), even though the Zoning Review deadline has since passed. If the sum necessary to remedy or correct the defect or deficiency in question is not susceptible of being monetarily quantified, such defect or deficiency shall constitute a Material Defect only if it has a materially adverse affect on the value, use, or operation of the Property such that a prudent institutional investor in the downtown Baltimore, Maryland Class A office market would not proceed to purchase the Property without a reduction in the Purchase Price of at least Five Hundred Thousand Dollars ($500,000).

                  (v) Verbal Report. By no later than Monday, October 6, 1997,
                      -------------
Purchaser shall orally advise Seller for informational purposes only of Purchaser's good faith estimate of the remediation and correction costs for defects and deficiencies discovered by Purchaser and relating to the Due Diligence Review Elements.

              (b) (1) Right of Entry. Before Purchaser enters the Property to
                      --------------
perform the activities described in paragraph (a) above, Purchaser shall give Seller at least twenty-four (24) hours' notice and, at Seller's option, a representative of Seller may accompany Purchaser and Purchaser's consultants, lenders, agents, surveyors, accountants, contractors, employees, attorneys, insurers, and other advisors (collectively, "Purchaser's Representatives") and observe such activity, including sampling of soil and groundwater. When Purchaser and Purchaser's Representatives enter the Property, the following terms and conditions shall apply:

              (i) Liability. Purchaser agrees to be solely responsible for the
                  ---------
conduct of Purchaser's Representatives on and adjacent to the Property and shall assume and pay for all expenses incurred in connection with these licensed activities. At its expense, Purchaser shall obtain all required permits from Governmental Authorities (defined in Article 33) and otherwise shall comply with all Laws applicable to the licensed activities.

             (ii) Condition of Property. At all times during the presence of
                  ---------------------
Purchaser's Representatives on the Property, Purchaser agrees that Purchaser's Representatives will not conduct or allow any physically intrusive testing of, on, or under the Property without first obtaining Seller's written consent, and shall not introduce (a) or disturb Hazardous Materials (including substances and materials excepted from the definition agreed on in Exhibit 12(a)), that Purchaser or Purchaser's
                        --------------
Representatives knew or should have known through the exercise of reasonable diligence exist on or about the Property, (b) litter to the Property, or (c) trash to the Property. When this license ends, Purchaser agrees to return the Property to substantially the same condition and cleanliness existing before occupation by Purchaser's Representatives, including sealing wells or other similar subsurface intrusions.

            (iii) As Is. Purchaser, BPI, and the New BP Purchaser agree that
                  -----
Seller, Old Orchard Road, and the IBM Partnership assume no liability to Purchaser, Purchaser's Representatives, or any other Person for any injury (including death) to persons or damage or loss of property suffered on the Property unless caused by the misconduct or gross negligence of the employees or invitees of Seller, Old Orchard Road, or the IBM Partnership. Seller, Old Orchard Road, and the IBM Partnership make no representation or warranty of any kind, written or oral, as to the Property's condition or its fitness for any purpose.

            (iv)  Copies. Purchaser will provide Seller with two (2) copies of
                  ------
the field data and final environmental, structural, and other reports prepared by Purchaser or Purchaser's Representatives, in each case promptly after Purchaser receives them. Seller may distribute copies of each to others within Seller's organization who may have a need to know such information.

            (v)   No Interference. Purchaser shall use reasonable efforts to
                  ---------------
minimize interference with Seller's and Tenants' use and occupancy of the Property and to keep the information resulting from this activity confidential, as hereinafter provided in Section 26(b), until Purchaser purchases the Property. Purchaser may disclose Confidential Information to Purchaser's Representatives to the extent each needs to know Confidential Information for the sole purpose of evaluating the Property, provided Purchaser takes all reasonable measures to assure that Purchaser's Representatives comply with the terms and conditions of Section 26(b) (No Disclosure of Confidential Information).

            (vi)  Indemnification. Purchaser and the New BP Partnership shall
                  ---------------
indemnify and hold Seller, Old Orchard Road, and the IBM Partnership harmless from and defend Seller, Old Orchard Road, and the IBM Partnership against any and all costs, liabilities, expenses, actions, and losses (including attorneys' fees and costs of suit) that may be incurred by Seller, Old Orchard Road, and the IBM Partnership including any claims for personal injury, property damage, or environmental noncompliance (caused by Purchaser or Purchaser's Representatives) or any claim therefor, caused by any of Purchaser's inspections or other due diligence activities conducted on or in connection with the Property.

            (vii) No Contact. Purchaser's due diligence investigation shall not
                  ----------
include any right to (a) submit any application to, or to appear before public meetings or hearings of any Governmental Authority with respect to the Property before the

Closing, or (b) discuss with any Tenant (or its employees, agents, or representatives) any aspect of this Contract, the Property, or the Tenant Leases; provided, however, that Purchaser shall have the right to discuss with the Major Tenants (as defined below) any aspect of the Property or the Tenant Leases during the period between October 6, 1997 and October 10, 1997 as long as
(i) Purchaser is at all times accompanied by a designated representative of Seller, (ii) Purchaser has previously informed Seller of the nature and scope of the factual, operational, non-economic aspects of the Leases to be discussed with the Major Tenants, (iii) the discussions are limited to factual, operational, non-economic aspects of the Leases, and (iv) Purchaser meets only once with each Major Tenant unless otherwise provided in this Contract. Seller shall use its diligent and reasonable efforts to schedule these discussions on October 6, 1997 or as soon thereafter as the schedule of the Major Tenant(s) allows. For purposes of this Section, "Major Tenant" means the following
Tenants: T. Rowe Price Associates, Inc., Tydings & Rosenberg, LLP, Fidelity and Guaranty Life Insurance Company, Jos. A. Bank Clothiers, Inc., The Hunter Group, Inc., and Stanton Chase, Inc. Purchaser, however, shall have the right during its due diligence investigation to discuss the Property with the Governmental Authorities and, to the extent permitted by Law, inspect files and records relating to the Property that are maintained by the Governmental Authority.

         (viii) Survival. This subsection (b)(1) shall survive the Closing or
                --------
the termination of this Contract.

     (2) Insurance. Purchaser shall, at its sole expense, keep and maintain a
         ---------
policy of comprehensive public liability insurance with a contractual liability endorsement that covers Purchaser's indemnity obligation set forth in subsection
(1)(vi) (Indemnification) above. This insurance policy shall name Seller as an additional insured and afford protection in limits of not less than Two Million Dollars ($2,000,000) for bodily injury or death in any one accident, and not less that One Million Dollars ($1,000,000) for property damage. All insurance shall be effected under standard form policies, issued by insurers of recognized responsibility authorized to do business in Maryland and having a national rating of A-11 or better. Within two (2) days after September 25, 1997, Purchaser shall deliver to Seller certificates of such insurance coverage and, not less than thirty (30) days before the expiration of the policy, a certificate of the renewal of such coverage accompanied by evidence reasonably satisfactory to Seller of payment of premiums therefore. Purchaser covenants, and this insurance policy shall include an agreement by the insurer, that the policy shall not be canceled before the Closing or earlier termination of this Contract.

     (c) Environmental Reports. Purchaser plans to commission a "level 1"
         ---------------------
assessment of the environmental status of the Property ("Purchaser Environmental Survey"), which Purchaser Environmental Survey shall be completed by no later than October 8, 1997. Seller has commissioned and delivered a report to Seller ("Seller's Phase I Report") prepared by Law Engineering, Inc., dated September 11, 1997, which provides a "level 1" assessment of the environmental status of the Property (the Purchaser's Environmental Survey and Seller's Phase I Report are referred to collectively as the "Environmental Reports" and individually as the "Report"). Each Report is hereby (and will be, in the case of Purchaser's Environmental Survey when completed and delivered to Seller and Purchaser) incorporated by this reference and made an integral part of this Contract.

          (d) Liability. Notwithstanding any provision in this Contract to the
              ---------
contrary, in no event shall any party hereto be liable to the other for incidental damages, lost profits, lost savings, punitive, exemplary, or any other consequential, special, or indirect damages. This Section 13(d) shall survive the Closing or the termination of this Contract.

     14.  PRECLOSING OBLIGATIONS. Set forth below are Seller's obligations
          ----------------------
to Purchaser under this Contract before the Closing Date:

          (a) Litigation. From the Effective Date until the Closing Date or
              ----------
earlier termination of this Contract, Seller shall with respect to the Property advise Purchaser promptly of any (i) litigation, arbitration, or administrative hearing within its knowledge that is instituted or threatened, and (ii) material change in Seller's Representations, Old Orchard Road's Representations, or the IBM Partnership's Representations.

          (b) Changes. From the Effective Date until the Closing Date or earlier
              -------
termination of this Contract, Seller and the IBM Partnership shall with respect to the Property, subject to the requirements of the Laws or Governmental Authorities (each term defined in Article 33 [Miscellaneous]), not take any action or permit any action to be taken that would (i) change the physical characteristics of the Land or the Improvements, or (ii) change the existing zoning designation, or (3) with respect to the Service Contracts and the Leases, not create a default thereunder.

          (c) Leases and Service Contracts.
              ----------------------------

              (1) Until Expiration of Due Diligence Period. From the Effective
                  ----------------------------------------
Date until the expiration of the Due Diligence Period or earlier termination of this Contract, the IBM Partnership shall have the unrestricted right to enter into Leases and Service Contracts as long as such Leases and Service Contracts are entered into in the ordinary course of business and are in accordance with good management practices. The IBM Partnership shall promptly notify the New BP Partnership if the IBM Partnership enters into Leases and Service Contracts.

              (2) After Expiration of Due Diligence Period. From the expiration
                  ----------------------------------------
of the Due Diligence Period until the Closing Date, the IBM Partnership shall not enter into any Leases or Service Contracts without the prior written consent of the New BP Partnership, which consent shall not be unreasonably withheld or conditioned. The process for consent shall be as follows: the IBM Partnership shall submit a written request for consent to the New BP Partnership; the New BP Partnership shall have three

(3) business days after receipt of the notice in which to grant or deny consent; and, if the IBM Partnership does not by the expiration of such three (3) business day period receive written notice from the New BP Partnership that the New BP Partnership has denied the IBM Partnership's request, the IBM Partnership's request shall be deemed approved on the expiration of such three
(3) business day period.

              (d) Encumbering Title. From the Effective Date until the Closing
                  -----------------
Date or earlier termination of this Contract and subject to the terms and conditions of Section 14(c) above, Seller and the IBM Partnership shall not knowingly further encumber title to the Property without the New BP Partnership's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned.

              (e) Tenant Estoppels. By no later than Monday, October 6, 1997
                  ----------------
(i.e., two days before the expiration of the Due Diligence Period), Landlord shall use its reasonable efforts to deliver to Purchaser estoppel certificates from Tenants representing seventy percent (70%) of the total office square footage of the Building (the "Required Estoppels"). The Required Estoppels shall be in the form attached hereto as a part hereof as Exhibit 14(e) subject to the
                                                   -------------
limitations contained in each Lease and the information contained in the Required Estoppels. If Seller is unable to obtain a Required Estoppel from a Tenant by Monday, October 6, 1997 (such as in the case where the Lease does not obligate the Tenant to execute and deliver an estoppel certificate to Seller or the Tenant in question fails to return timely to Seller an executed estoppel certificate), Seller shall execute and deliver to Purchaser by Monday, October 6, 1997 a substitute estoppel certificate in the form attached hereto as a part hereof as Exhibit 14(e-1) (the "Substitute Certificate"), subject to the
          ---------------
limitations contained in each Lease and the information contained in the Substitute Certificate, to the end and effect that Purchaser receives by Monday, October 6, 1997, estoppel certificates from Tenants (or from Seller) representing seventy percent (70%) of the total office square footage of the Building.

                  (1) Substitution. To the extent Seller receives a Required
                      ------------
Estoppel from a Tenant after Monday, October 6, 1997, Seller shall have the right to substitute such Required Estoppel for the Substitute Certificate previously delivered by Seller. On Purchaser's receipt of such Required Estoppel, the Substitute Certificate shall be null and void and of no further force or effect, and Purchaser shall not be entitled to rely on any matter set forth in the Substitute Certificate.

                  (2) Follow-Up Discussion. If a Required Estoppel or Tenant
                      --------------------
Interview reveals or discloses a default by Seller in the performance of any covenant, agreement or condition contained in the Lease or an event that, with the passage of time (after notice, if any, required by the Lease), would become an event of default under the Lease, Purchaser shall have the right to discuss with the Tenant that submitted such Required Estoppel or provided the Tenant Interview the alleged default or event, subject to the following qualifications:
(i) Purchaser is at all times accompanied by a designated representative of Seller, (ii) Purchaser has previously informed Seller of the nature and scope of the alleged default or event to be discussed with such Tenant, and
(iii) the discussions are limited solely to such alleged default or event.

                  (3) Submission. As soon as practicable after September 25,
                      ----------
1997, Seller shall submit to all Tenants the estoppel certificates in the form attached hereto as a part hereof as Exhibit 14(e), subject to the limitations
                                    -------------
contained in each Lease and the information contained in such estoppels.

                  (4) Additional Certificates. If, by October 6, 1997, Seller
                      -----------------------
receives estoppel certificates from Tenants in addition to the Required Estoppels, Seller shall provide those certificates to Purchaser for its review and consideration. Purchaser shall have the right to take the information and material contained in these certificates into account in determining the existence of a Material Defect, subject to the limitations and standards set forth in this Contract for determining the existence of a Material Defect. If, after October 6, 1997, Seller receives estoppel certificates from Tenants in addition to the Required Estoppels, Seller shall promptly provide those certificates to Purchaser for its review and consideration. If such certificates reveal or disclose a default by Seller in the performance of any covenant, agreement or condition contained in the Lease or an event that, with the passage of time (after notice, if any, required by the Lease), would become an event of default under the Lease, (a) Purchaser shall have the right to discuss with the Tenant that submitted such certificate the alleged default or event, subject to the qualifications contained in clause (3) above, and (b) Purchaser shall have no right to take the alleged default or event into account under Section 14A.

          (f) Colliers Pinkard Certificate. Seller shall use reasonable efforts
              ----------------------------
to cause Colliers Pinkard to deliver to Purchaser by no later than the expiration of the Due Diligence Period the certificate (the "Colliers Certificate") substantially in the form attached hereto as a part hereof as
Exhibit 14(f). Seller makes no guaranty or assurance that Colliers Pinkard will,
-------------
in fact, deliver the Colliers Certificate, and the transactions and obligations contemplated by this Contract shall not be conditioned on the delivery of the Colliers Certificate. If Colliers Pinkard does not so deliver the Colliers Certificate, Seller shall make the representation and warranty contained in
Section 8 of Exhibit 12(a) attached hereto as a part hereof. If, however,
             -------------
Colliers Pinkard so delivers the Colliers Certificate, Seller shall not make the representation and warranty contained in Section 8 of Exhibit 12(a) attached
                                                      -------------
hereto as a part hereof, and such Section 8 shall be deleted from Exhibit 12(a).
                                                                  -------------

     14A. NO MATERIAL ADVERSE CHANGE IN THE VALUE, USE, OR OPERATION OF THE
          -----------------------------------------------------------------
PROPERTY. The obligation of BPI and the New BP Partnership to consummate their
--------
respective obligations under this Contract is conditioned (in addition to any other conditions contained in this Contract) on the occurrence of no material adverse change in the value, use, or operation of the Property for the period between the expiration of the Due Diligence Period and the Closing Date. For purposes of this Section 14A, a "material adverse change in the value, use, or operation of the Property" means (a) an adverse physical change (except for damage or loss caused by casualty, which situation is addressed in Section 10(a) above) to the Property,
(b) a termination of a Lease by a Tenant not in accordance with the terms and conditions of the Lease or as a result of Landlord's uncured default under the Lease, (c) a Required Estoppel delivered after October 6, 1997 (which replaces the Substitute Certificate) reveals or discloses a default by the IBM Partnership in the performance of any covenant, agreement or condition contained in the Lease or an event that, with the passage of time (after notice, if any, required by the Lease), would become an event of default under the Lease, subject to the limitations and standards set forth in Section 13(a)(2)(i), or
(d) a defect in title is discovered by the New BP Partnership after the expiration of the Economic/Legal Review deadline and such defect arose after the expiration of the Economic/Legal Review deadline and thus could not have been discovered before such deadline, in all cases where the diminution in value resulting from such change, termination, or defect exceeds in the aggregate the sum of Two Hundred Fifty Thousand Dollars ($250,000) in the reasonable estimation of both Seller and the New BP Partnership. For purposes of this
Section 14A, a "material adverse change in the value, use, or operation of the Property" does not include the proposed termination of the Leases with Sun Life Assurance Company of Canada and Credit and Risk Management Associates, Inc. In the case of a material adverse change in the value, use, or operation of the Property as described in this Section, the New BP Partnership shall have the right to terminate this Contract by sending written notice thereof to Seller and the Escrow Agent, whereupon the New BP Partnership shall be paid the Deposit and, on receipt thereof, this Contract shall terminate, any lien of the New BP Purchaser against the Property shall cease and be removed from the record, and neither party hereto shall have any further obligations to or rights or claims against the other, excepting only those specific matters that the parties have agreed in this Contract will survive such termination.

     15.  NONPERFORMANCE.
          --------------

          (a) Default by Seller, Old Orchard Road, or IBM Partnership; New BP
              ---------------------------------------------------------------
Partnership's Remedies. If Seller, Old Orchard Road, or the IBM Partnership, or
----------------------
any of them, are able but unwilling to convey title to the Property in accordance with and as required by the provisions of this Contract, and the New BP Partnership is ready, willing, and able to perform its Contract obligations, the New BP Partnership's sole and exclusive remedy shall be to (i) sue for specific performance of this Contract, or (ii) terminate this Contract by notice to Seller, Old Orchard Road, the IBM Partnership and the Escrow Agent within ten
(10) days after the Closing Date, in which event the New BP Partnership shall be entitled to payment of the Deposit and to reimbursement of Due Diligence Costs. The words "Due Diligence Costs" shall mean those verifiable, direct, and out-of-pocket costs that, in fact, were incurred by the Purchaser or New BP Partnership when performing its due diligence under Article 13 (Entry to Property; Due Diligence), including the cost incurred by Purchaser and the New BP Partnership for the Survey and Title Report, for investigation to determine the presence of deficiencies, and for legal and other consulting services; provided, however, that in no event shall Due Diligence Costs for which Seller, Old Orchard Road, and the IBM Partnership shall be responsible hereunder exceed in the aggregate One Hundred Thousand Dollars ($100,000).

          (b) Default by Purchaser, BPI, or New BP Partnership; Remedies of
              -------------------------------------------------------------
Seller, Old Orchard Road, and IBM Partnership. If Purchaser, BPI, or the New BP
---------------------------------------------
Partnership, or any of them, shall fail to comply with their respective obligation to purchase the Property in accordance with the terms of this Contract, and Seller, Old Orchard Road, and IBM Partnership are ready, willing, and able to perform their respective Contract obligations, the sole and exclusive remedy of Seller, Old Orchard Road, and IBM Partnership shall be to receive and retain the Deposit in lieu of any other monetary or other relief to which Seller, Old Orchard Road, and IBM Partnership may otherwise be entitled by virtue of this Contract or the Laws and terminate this Contract. Because of the extreme difficulty, inconvenience, and uncertainty of ascertaining actual damages that will be incurred by Seller, Old Orchard Road, and IBM Partnership as a consequence of the failure by Purchaser, BPI, or the New BP Partnership to comply as aforesaid, the parties hereto agree that the Deposit shall be liquidated damages and is the best estimate of the actual damages that will be suffered by Seller, Old Orchard Road, and IBM Partnership by reason of such nonperformance. When the Deposit is paid to Seller, Old Orchard Road, and IBM Partnership by the Escrow Agent, this Contract shall terminate.

          (c) Risk. Supplementing subparagraph (b) above, the parties hereto
              ----
understand and agree that, without limitation, Purchaser and the New BP Partnership accept the risk of their failure to obtain (i) municipal assurances or approvals of desired rezoning or variances, subdivision of the Land, a site plan that optimizes economic rewards, or rights to expand or modify the Improvements, (ii) waivers of federal, state or local requirements, (iii) financing for this purchase or for construction activity on or associated with the Property, or (iv) occupants to lease space presently vacant within the Building. Purchaser and the New BP Partnership hereby covenant and agree that before the Closing hereunder, it shall not make any applications to any Governmental Authority or commence or otherwise pursue any actions against any Governmental Authority for changes or variances in zoning, subdivision, site plan approval, or other matters affecting the Property without the express prior written consent of Seller, which consent Seller may grant or deny in its sole and absolute subjective discretion. The breach by Purchaser or the New BP Partnership of the covenant contained in the previous sentence shall give Seller the right to immediately terminate this Contract and retain the Deposit.

          (d) Termination. If in accordance with the agreements set forth in
              -----------
this Article any party hereto terminates this Contract, on receipt of the Deposit by the party entitled to it, and in the case of the nonperformance by Seller, Old Orchard Road, or the IBM Partnership as described in subparagraph
(a) (Default by Seller, Old Orchard Road, or IBM Partnership; New BP Partnership's Remedies) above, reimbursement to Purchaser and the New BP Partnership of Due Diligence Costs, this Contract shall terminate, any lien of the New BP Partnership against the Property shall cease and be removed from the record, and no party hereto shall have any further obligations to or rights or claims against the other, excepting only those specific matters that the parties hereto have expressly agreed in this Contract will survive such termination.

          (e) Prevailing Party. If any party hereto shall bring any action for
              ----------------
damages or any other relief or remedy against the other (declaratory or otherwise) arising out of this Contract, the prevailing party shall receive a reasonable sum from the other party for attorneys' and witness' fees, and payment of all court and other direct costs incurred in connection herewith. This subparagraph (e) shall survive the Closing or the termination of this Contract.

     16.  BROKERS. Each party hereto acknowledges that Colliers Pinkard and
          -------
LaSalle Partners Limited (collectively, the "Brokers") have acted as brokers of the transaction contemplated herein and that Seller shall be solely responsible for and shall pay the Brokers a commission or fee in accordance with the terms of a separate agreement between them. Seller agrees to indemnify and hold Purchaser harmless from and defend Purchaser against any claim made by the Brokers in connection with the transaction contemplated herein. Further, Seller shall reimburse Purchaser for court costs, reasonable attorneys' and witness' fees and other out-of-pocket expenses directly resulting from these claims. Purchaser and the New BP Partnership represent that each has dealt with no broker in connection with the transaction contemplated herein other than the Brokers, and agree to indemnify and hold Seller harmless from and defend Seller against any claim made by any broker in connection with the transaction contemplated herein for compensation on account of interactions between Purchaser or its representative or employees and such broker, except for a claim made by the Brokers for sums due from Seller hereunder, and Purchaser shall reimburse Seller for court costs, reasonable attorney's and witness fees and other out-of-pocket expenses directly resulting from these claims. This Article shall survive the Closing or the termination of this Contract.

     17.  CONDITION OF PROPERTY.
          ---------------------

          (a) "As Is" Condition.
              -----------------

              (1) Seller, Old Orchard Road, and the IBM Partnership shall deliver the Property to BPI and the New BP Partnership at Closing in its then "AS IS, WHERE IS, WITH ALL FAULTS" condition and state of repair, broom clean, subject to the provisions of Article 13 (Entry to Property; Due Diligence). Until the Closing, Seller and the IBM Partnership agree to maintain the Property consistent with the terms and conditions of the Leases and Seller's customary standards of maintenance for property of a similar nature and type that it owns. However, without limitation, Seller and the IBM Partnership shall not be obligated to Purchaser and the New BP Partnership to make any repairs, replacements, or alterations except for those repairs, replacements, or alterations Seller or the IBM Partnership is required to make under the terms and conditions of the Leases.

              (2) Without limiting this Article and notwithstanding any other provision in this Contract to the contrary, Purchaser and the New BP Partnership understand that the Improvements may not comply with Laws enacted after their completion, including Laws applicable to earthquake protection (such as structural reinforcement), safety and energy installations, Building sprinkler systems, asbestos regulations, and the Americans With Disabilities Act.

          (b) Document Review. Seller has made available to Purchaser at a
              ---------------
location in the Building copies of all Asset Files. Purchaser acknowledges receipt of the Title Report, the Survey, and Seller's Phase I Report. This information and all other information that has been or may be furnished by Seller to Purchaser is from sources believed by Seller to be reliable. Nevertheless, except for Seller's Representations that are directly applicable to such information, Seller does not warrant or make any representation, either expressed or implied, as to the accuracy or completeness of the information delivered to Purchaser or as to any other information that Seller hereafter may share with Purchaser, or as to the Property, or as to the Personal Property, or as to the condition thereof or, without limitation, as to any other matter; provided, however, Seller does not know (as Seller's knowledge is defined in
Exhibit 12(a)) that any information furnished to Purchaser by Seller is false or
-------------
materially inaccurate.

          (c) ACKNOWLEDGMENTS. PURCHASER, BPI, AND THE NEW BP PARTNERSHIP
              ---------------
ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, NEITHER SELLER, Old Orchard Road, OR THE IBM PARTNERSHIP NOR ANY EMPLOYEE, AGENT, OR REPRESENTATIVE OF SUCH ENTITIES HAS MADE, AND SELLER, Old Orchard Road, AND THE IBM PARTNERSHIP ARE NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION, OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF; TITLE TO THE PROPERTY; THE PHYSICAL CONDITION THEREOF; THE ENVIRONMENTAL CONDITION THEREOF; THE FITNESS AND QUALITY THEREOF; THE INCOME, EXPENSES OR OPERATION THEREOF AND THE VALUE AND PROFITABILITY THEREOF; THE USES TO WHICH THE PROPERTY CAN BE PUT; CURRENT AND FUTURE ZONING; THE SUITABILITY OF THE PROPERTY OR ANY PORTION THEREOF FOR RENOVATION OR CONSTRUCTION, OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO. PURCHASER AND THE NEW BP PARTNERSHIP ACKNOWLEDGE, AGREE, REPRESENT, AND WARRANT THAT IF SELLER GRANTS ACCESS TO THE PROPERTY AS REQUIRED BY ARTICLE 13 (ENTRY TO PROPERTY; DUE DILIGENCE), PURCHASER SHALL HAVE ACCESS TO INFORMATION AND DATA RELATING TO THE PROPERTY THAT PURCHASER CONSIDERS NECESSARY, PRUDENT, APPROPRIATE, OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND THAT PURCHASER AND ITS EMPLOYEES, AGENTS, AND REPRESENTATIVES (EACH OF WHOM IS

QUALIFIED AND TRAINED TO INSPECT COMMERCIAL REAL ESTATE) WILL HAVE INDEPENDENTLY INSPECTED, EXAMINED, INVESTIGATED, ANALYZED, AND APPRAISED ALL OF THE SAME AND ALL OTHER MATTERS IT HAS DETERMINED ARE CONDITIONAL TO PURCHASING THE PROPERTY. WITHOUT LIMITING THE FOREGOING, PURCHASER, BPI, AND THE NEW BP PARTNERSHIP ACKNOWLEDGE AND AGREE THAT, IN ENTERING INTO THIS CONTRACT, PURCHASER BPI, AND THE NEW BP PARTNERSHIP HAVE NOT BEEN INDUCED BY AND HAVE NOT RELIED ON ANY REPRESENTATIONS OR STATEMENTS, WHETHER EXPRESSED ON IMPLIED, WRITTEN OR VERBAL, MADE BY SELLER OR ANY AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF SELLER, Old Orchard Road, OR THE IBM PARTNERSHIP, OR ANY OTHER PERSON, WHICH ARE NOT EXPRESSLY SET FORTH IN THIS CONTRACT, REGARDLESS OF WHETHER SUCH REPRESENTATIONS OR STATEMENTS WERE MADE ORALLY OR ELSEWHERE IN WRITING. THIS ARTICLE SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS CONTRACT.

     18.  NOTICES. All notices, demands, and other communications hereunder
          -------
shall be in writing and shall be delivered personally against receipt, or by certified mail, postage prepaid and return receipt requested, or by a nationally recognized overnight delivery service, in each case addressed to the parties as follows:

     As to Purchaser:           Boston Properties Limited Partnership
     ---------------            c/o Boston Properties, Inc.
                                Att:  Raymond A. Ritchey
                                500 E Street, S.W., Suite 200
                                Washington, D.C.  20024
                                Telecopy No.:  202.488.8644

     As to New BP Partnership:  East Pratt Street Associates Limited Partnership
     ------------------------   c/o Boston Properties LLC
                                c/o Boston Properties Limited Partnership
                                c/o Boston Properties, Inc.
                                Att:  Raymond A. Ritchey
                                500 E Street, S.W., Suite 200
                                Washington, D.C.  20024
                                Telecopy No.:  202.488.8644

     As to BPI:                 Boston Properties, Inc.
     ---------                  Att:  Raymond A. Ritchey
                                500 E Street, S.W., Suite 200
                                Washington, D.C.  20024
                                Telecopy No.: 202.488.8644
           for notices to Purchaser, BPI, or the New BP Partnership,
           ---------------------------------------------------------
                      a concurrent copy shall be sent to:
                      ----------------------------------

                                Sheldon J. Weisel, Esquire
                                Shaw, Pittman, Potts & Trowbridge
                                2300 N. Street, N.W.
                                Washington, D.C. 20037-1122
                                Telecopy No.: 202.663.8007

     As to Seller:              International Business Machines
     ------------                 Corporation
                                Att:  Mr. Mark A. Bartok
                                Real Estate Services
                                U.S. Operations
                                New Orchard Road
                                Armonk, NY 10504
                                Telecopy No.:  914.499.7804

     As to Old Orchard Road:    Old Orchard Road, Inc.
     ----------------------     c/o International Business Machines
                                  Corporation
                                Att:  Mr. Mark A. Bartok
                                Real Estate Services
                                U.S. Operations
                                New Orchard Road
                                Armonk, NY 10504
                                Telecopy No.:  914.499.7804

     As to IBM Partnership:     100 East Pratt Street Limited Partnership
     ---------------------      c/o International Business Machines
                                  Corporation
                                Att:  Mr. Mark A. Bartok
                                Real Estate Services
                                U.S. Operations
                                New Orchard Road
                                Armonk, NY 10504
                                Telecopy No.:  914.499.7804

       for notices to Seller, Old Orchard Road, and the IBM Partnership,
       -----------------------------------------------------------------
                      concurrent copies shall be sent to:
                      ----------------------------------

                                International Business Machines
                                  Corporation
                                Att:  Associate General Counsel
                                Real Estate Services

                                New Orchard Road
                                Armonk, NY 10504
                                Telecopy No.:  914.499.5757

                                and
                                ---

                                Kevin L. Shepherd, Esquire
                                Venable, Baetjer and Howard, LLP
                                1800 Mercantile Bank and Trust Building
                                Two Hopkins Plaza
                                Baltimore, Maryland 21201-2978
                                Telecopy No.: 410.244.7742

     As to Escrow Agent:        Commonwealth Land Title Insurance Company
     ------------------         Attention: Ms. Nancy Dodson Sacci
                                31 Light Street, Suite 500
                                Baltimore, Maryland 21202-1035
                                Telecopy No.: 410.752.7043

Any notice delivered in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, which shall be deemed delivered on the date of such transmission provided that an original copy of such transmission shall be delivered to the addressee by a nationally recognized overnight delivery service on the day following such transmission.

     19.  PARTIES BOUND. This Contract shall be binding on and inure to the
          -------------
benefit of the parties hereto and the respective representatives, successors, and permitted assigns of the parties hereto.

     20.  GOVERNING LAW. Maryland law shall govern the validity, construction,
          -------------
enforcement, and interpretation of this Contract.

     21.  MULTIPLE COUNTERPARTS. This Contract may be executed in a number of
          ---------------------
identical counterparts but all counterparts shall constitute one agreement. Such executed counterpart copies may be transmitted to the other party by facsimile telecopier, and promptly thereafter each party shall send to the other the originally executed counterparts. This Contract shall not be binding or effective until duly executed by each party hereto and delivered by each to the other.

     22.  TIME OF THE ESSENCE. The parties hereto expressly agree that time is
          -------------------
of the essence with respect to compliance with the provisions of this Contract.

     23.  ENTIRE AGREEMENT. This Contract includes all exhibits, schedules, and
          ----------------
attachments and, together, they embody the entire agreement of the parties with respect to the transaction herein contemplated and supersede all prior communications or agreements, whether oral or written. Any amendments to this Contract, to be effective, must be in writing and executed by the party against whom enforcement of the amendment is sought.

     24.  NON-BUSINESS DAYS. If the Closing Date or the date for delivery of a
          -----------------
notice or performance of some other obligation of a party falls on a Saturday, Sunday, or legal holiday recognized in Maryland, then the Closing Date or such notice or performance shall be postponed until the next business day other than a Saturday, Sunday, or such legal holiday.

     25.  ASSIGNMENT. Neither this Contract nor any rights or obligations
          ----------
hereunder shall be assigned, transferred, pledged, mortgaged, or otherwise encumbered in any way by Purchaser without the prior written consent of Seller (which consent Seller may grant or deny in the exercise of its sole and absolute subjective discretion), and any purported assignment without such consent shall be null and void; except that Purchaser may assign these rights to New BP Partnership, an Affiliate (as defined below), provided that Purchaser shall first notify Seller of the assignment, deliver a true and complete copy of the assignment and collateral agreements to Seller, and hereby agrees to remain and shall remain primarily responsible for the faithful performance of Purchaser's obligations set forth in this Contract and confirm the same in writing at the time of the assignment. For purposes of this Article, the word "Affiliate" means a Person, directly or indirectly, through one or more intermediaries, controlled by Purchaser or under common control with Purchaser. The word "control" means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, the number of voting shares of the controlled corporation necessary to possess the power to direct or cause the direction of the management and policies of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

     26.  CONFIDENTIALITY.
          ---------------

          (a) No Disclosure of Contract. Each party hereto agrees not to
              -------------------------
disclose the terms of this Contract to any Person (including any Tenant), other than to its respective employees, agents, consultants, contractors, and outside counsel, including Purchaser's Representatives, without the other party's prior written consent except as may be required by Law or a proposed assignee, or by Purchaser's lending institution.

          (b) No Disclosure of Confidential Information. Except as expressly set
              -----------------------------------------
forth in Section 13(b)(1)(v) (No Interference) and below, Purchaser and the New BP Partnership may not disclose Confidential Information (as defined below). Purchaser shall cause Purchaser's Representatives to observe the terms of this Article and Purchaser will be responsible for any breach of this Article by Purchaser or any of Purchaser's Representatives. Purchaser shall have the right to summarize and release financial information contained in the operating statements and historical cash flow information relating to the Property for the sole purpose of making filings or submissions to Governmental Authorities to comply with applicable Laws.

          (c) Definition of Confidential Information. The words "Confidential
              --------------------------------------
Information" mean all information furnished to Purchaser or Purchaser's Representatives (whether written or oral, electronic or magnetic media), including the Report, analyses, cost information, reports, names of prospective tenants, existing tenant lists, license agreements, leases, construction costs, financial returns and statements, contracts, agreements, studies, plans and specifications, and other items described in Section 17(b) (Document Review), in each case relating to the Property and furnished to Purchaser or Purchaser's Representatives by or on behalf of Seller or Seller's employees, Affiliates, consultants (including financial advisors, attorneys, and accountants), partners, or agents, and also including all field data, summaries, environmental and other similar or dissimilar reports, analyses and other documents prepared by Purchaser or Purchaser's Representatives in connection with Purchaser's evaluation of the Property. The words "Confidential Information" shall not include information that (i) is or becomes generally available to and is known by the public (other than as a result of a disclosure by Purchaser or Purchaser's Representatives without written permission from Seller), (ii) is or becomes available to Purchaser on a nonconfidential basis from any source (other than Seller or Seller's representatives), provided that such source is not prohibited from disclosing the information by legal, contractual, or fiduciary obligation to Seller or another party, (iii) is independently developed by Purchaser or (iv) is disclosed in a manner described in subparagraph (d).

          (d) Preserving Confidentiality. If Purchaser or any of Purchaser's
              --------------------------
Representatives are requested pursuant to, or become compelled by applicable Law, regulation, or legal process to disclose any of the Confidential Information in a particular matter, Purchaser shall provide Seller with prompt written notice thereof and shall cooperate with Seller in Seller's efforts to protect the Confidential Information by protective order or otherwise.

          (e) Return of Confidential Information. If Purchaser elects under
              ----------------------------------
rights granted in this Contract to terminate this Contract, Purchaser shall promptly deliver to Seller with its termination notice copies of all written Confidential Information in Purchaser's or Purchaser's Representatives' possession excepting information independently developed by Purchaser that it may retain, subject to its obligation of confidentiality hereunder. Any oral Confidential Information will continue to be subject to the term of this Contract.

          (f) Press Release. On or before the Closing Date, Seller and Purchaser
              -------------
shall agree on a mutually acceptable form of press release announcing the purchase and sale of the Property pursuant to this Contract. The parties shall release such press release only at or after the Closing.

          (g) Time Period. The obligations of confidentiality set forth in
              -----------
clauses (a) through (f) above shall end on the Closing Date or one (1) year from the date this Contract is terminated. In no event, however, shall Purchaser ever
(a) release or disclose Seller's cost basis in the Property, (b) use Seller's cost basis in the Property in any discussions or portrayals of historical financial information of the Property, or (c) release or disclose financial information relating to the Partnership and its affairs (as distinguished from financial information relating to the operation, management, and ownership of the Property). This provision shall forever survive consummation of the transaction contemplated herein or earlier termination of this Contract.

     27.  SURVIVAL. Except as specifically expressed in this Contract, no term,
          --------
provision, condition, or obligation set forth in this Contract shall survive consummation of the transaction contemplated herein or earlier termination of this Contract.

     28.  PARTIAL INVALIDITY. If any term, covenant, or condition of this
          ------------------
Contract or its application to any Person or circumstances shall be invalid or unenforceable, the remainder of this Contract, or the application of such term, covenant, or condition or its application to any other Person or circumstances shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by Law.

     29.  OTHER DOCUMENTS. Each party shall, at any time and from time to time,
          ---------------
execute, acknowledge when appropriate, and deliver such further instruments and documents and take such other action as may be reasonably requested by the other to carry out the intent and purpose of this Contract; provided, however, that the requested modifications shall be ministerial in scope and, without limitation, shall not (i) increase in any form or manner the monetary obligation of either party hereto or reduce in any manner or form the compensation agreed on herein to be received by a party hereto, (ii) materially increase any nonmonetary obligations or materially and adversely affect the rights (monetary or non-monetary) of either party under this Contract, as determined by the affected party in its reasonable judgment, and (iii) Seller will not and shall not be obligated to agree in any form or manner to any additional indemnity agreements or any representations, warranties, or guaranties that are not already expressly agreed on in this Contract, and will not and shall not be obligated to agree to any changes to the environmental agreements set forth herein or in any other document. This Article shall survive the Closing or the termination of this Contract.

     30.  NO THIRD PARTY BENEFICIARY. This Contract is intended for the
          --------------------------
exclusive benefit of the parties hereto and, except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by, any other Person.

     31.  CONFLICT. If there is a conflict between or ambiguity among (a) the
          --------
provisions of this Contract and (b) the provisions of the Leases, the Service Contracts, or other documents associated with this transaction, the provisions of this Contract shall control and be conclusive on the matter at issue.

         32. RECORDING. Neither this Contract nor any memorandum hereof may be
             ---------
recorded without the express written consent of both parties. If either party (or its agent) records this Contract or any memorandum hereof without first obtaining such consent, such party shall be in material breach of this Contract and the nonbreaching party shall be entitled to pursue any and all of its remedies pursuant to this Contract or as otherwise provided by the Law.

         33. MISCELLANEOUS. This Contract shall not be strictly construed
             -------------
against any party hereto; the singular includes the plural and the plural includes the singular; "or" is not exclusive; a reference to an agreement or other contract includes supplements, addenda, and amendments thereto to the extent permitted by this Contract; a reference to the Law includes any amendment or supplement to the same; a reference to a Person includes its permitted successors and assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles and practices applied on a consistent basis; the words "such as", "include", "includes", and "including" are not limiting; except as specifically agreed on in this Contract, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the term of this Contract; in calculating any time period, the first day shall be excluded and the last day shall be included; all days are calendar days unless otherwise specified; when used in this Contract with its initial letter capitalized, a word shall be given the meaning assigned to it in this Contract; the words "Seller" and "Purchaser" shall include the employees officers and directors of each unless otherwise defined in this Contract; the word "Person" means an individual, partnership, trust, corporation, limited liability company, firm, or other entity; the word "Law(s)" shall mean any federal, state, or local laws, ordinances, codes, rules, regulations, license, or permit provisions, guidelines, or directives; and the words "Governmental Authorities" shall mean local, state, and federal governmental and quasi-governmental agencies, departments, commissions, boards, or bureaus.

         34. CORPORATE APPROVAL. Seller acknowledges that it obtained on
             ------------------
September 29, 1997 all requisite corporate approvals and consents by Seller's board of directors. While this Contract is in effect, Seller shall not offer the Property for sale or refinance to any other party or negotiate, solicit, or entertain any offers to purchase or refinance the Property.

         IN WITNESS WHEREOF, the parties hereto, each by its duly authorized representative, have executed this Contract on the dates inserted below with the specific intention of creating a document under seal.

                             BOSTON PROPERTIES LIMITED
                             PARTNERSHIP

                             By:  Boston Properties, Inc., its general
                                    partner


                             By:
                                   --------------------------(SEAL)
                                   Raymond A. Ritchey
                                   Senior Vice President


                             EAST PRATT STREET ASSOCIATES
                             PARTNERSHIP

                             By:      Boston Properties LLC, its general
                                      partner

                             By:      Boston Properties Limited
                                      Partnership, its managing member

                             By:      Boston Properties, Inc., its general
                                      partner


                             By:
                                   --------------------------(SEAL)
                                   Raymond A. Ritchey
                                   Senior Vice President


                             BOSTON PROPERTIES, INC.


                             By:
                                   --------------------------(SEAL)
                                   Raymond A. Ritchey
                                   Senior Vice President

                             INTERNATIONAL BUSINESS
                             MACHINES CORPORATION


                             By:
                                    -------------------------(SEAL)
                                    J. Robb Mayo
                                    Director of U.S. Real Estate Operations
                                    and Investments


                             OLD ORCHARD ROAD, INC.


                             By:
                                   --------------------------(SEAL)
                                   Lee A. Dayton
                                   President


                             100 EAST PRATT STREET LIMITED
                             PARTNERSHIP

                             By:  100 East Pratt Street, Inc., its general
                                  partner


                             By:
                                   --------------------------(SEAL)
                                   J. Robb Mayo
                                   Vice President

                                    EXHIBIT 1
                                    ---------

                             DESCRIPTION OF THE LAND

         Beginning for the same at the point formed by the intersection of the east side of Light Street as now laid out 108.5 feet wide, and the south side of Lombard Street, as widened on the south side thereof from its former width of 66 feet to a varying width of 90 feet at Calvert Street to 93 feet at Light Street, and running thence binding on the south side of said Lombard Street, North 86(degrees) 38' 35" East 318.85 feet to intersect the west side of Calvert Street, 74 feet wide; thence binding on the west side of Calvert Street, South 02(degrees) 37' 15" East 286.95 feet to intersect a line drawn parallel with and distant 70.00 feet northerly, measured at right angle from the north side of Pratt Street, 65 feet wide; thence binding on said line so drawn and on the division line between the parcel of land being herein described known as Lot 4 and the parcel of land adjoining on the south thereof known as Lot 3, all as shown on a plat dated January 1970, entitled "Department of Housing and Community Development--Inner Harbor Project I Subdivision Plan," said plat being recorded among the Land Records of Baltimore City in Plat Pocket Folder R.H.B. No. 2302, South 87(degrees) 22' 45" West 318.81 feet to intersect the aforesaid east side of Light Street and thence binding on the east side of Light Street and thence binding on the east side of said Light Street, North 02(degrees) 37' 15" West 282.20 feet to the place of beginning.

         Containing 90,725.36 square feet or 2.0828 acres of land, more or less.

         All course and distances in the above description are referred to the true meridian as adopted by the Baltimore Survey Control System.


A copy of the Survey is attached to this EXHIBIT.

                                    EXHIBIT 5
                                    ---------

                              PERMITTED EXCEPTIONS

The following are Permitted Exceptions to title:

         1. Unpaid installments of assessments not due and payable on or before the Closing Date. Taxes payable on an annual basis have been paid through the fiscal year ending June 30, 1997, and other public charges (including assessments by any County, Municipality, Metropolitan District or Commission) payable on an annual basis have been paid through the year ending December 31, 1997. Permitted Exceptions also include the balance of any public charges (including assessments by any County, Municipality, Metropolitan District or Commission) payable on an annual basis subsequent to the year ending December 31, 1997 and possible future tax levies and possible public charges as defined above that have not been levied or assessed, which future taxes, charges and assessments are not now due and payable.

         2. Matters shown on the survey map of the Property, dated June 30, 1997, prepared by Daft McCune Walker, Inc. and entitled "ALTA/ACSM Land Title Survey--International Business Machines Corporation Property."

         3. Rights or claims of parties other than Purchaser in actual possession of any or all of the property.

         4. Notwithstanding the recitation of acreage contained in Exhibit 1 to
                                                                   ---------
this Contract, nothing herein contained shall be construed as a guarantee of the computation of such acreage or square footage.

         5. Agreement dated December 16, 1970 and recorded among the Land Records of Baltimore City in Liber RHB 2722, folio 125 between Seller and Mayor and City Council of Baltimore, as amended by the following:

                  a. Amendatory Agreement dated September 27, 1972 and recorded as aforesaid in Liber RHB 2960, folio 206.

                  b. Second Amendatory Agreement dated July 26, 1989 and recorded as aforesaid in Liber SEB 2216, folio 004.

         6. Deed of Easement and Agreement dated April 9, 1975 and recorded among the aforesaid Land Records in Liber RHB 3223, folio 698 between Mayor and City Council of Baltimore, Department of Housing and Community Development and Seller.

         7. Subject to Purchaser's review and approval of the Due Diligence Review Elements, federal, state, and local laws affecting the Property, including environmental, health and safety laws, zoning, subdivision, planning, development, use, occupancy and building ordinances, and governmental regulations.

         8. All Leases and Service Contracts as set forth in Exhibit 5-1
                                                             -----------
attached hereto as a part hereof.

                                  EXHIBIT 12(b)
                                  -------------
                        IBM PARTNERSHIP'S REPRESENTATIONS

         As a material condition to the obligations of Purchaser and the New BP Partnership set forth in the Contract to which this Exhibit 12(b) is annexed,
                                                    -------------
Seller represents and warrants the following to Purchaser and the New BP Partnership as of October 20, 1997. Unless Purchaser and the New BP Partnership notify the IBM Partnership to the contrary in writing before the Closing, the following will be deemed to be reaffirmed by the IBM Partnership on the Closing Date. All initially defined terms used in this Exhibit 12(b) not defined herein
                                               -------------
shall have the meaning ascribed to them in the Contract:

         1. The execution, delivery, and performance by the IBM Partnership of the Contract is within the IBM Partnership's power and authority, and has been duly authorized by all necessary action required by the Amended and Restated Partnership Agreement dated October 1, 1995 (the "IBM Partnership Agreement"). The Contract is a valid, legal, and binding obligation of the IBM Partnership and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

         2. 100 East Pratt Street, Inc. has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract as the general partner of the IBM Partnership. The Contract is a legal, valid, and binding obligation of 100 East Pratt Street, Inc.

                                  EXHIBIT 12(c)
                                  -------------
                       OLD ORCHARD ROAD'S REPRESENTATIONS

         As a material condition to the obligations of Purchaser, BPI, and the New BP Partnership set forth in the Contract to which this Exhibit 12(c) is
                                                           -------------
annexed, Old Orchard Road represents and warrants the following to Purchaser, BPI, and the New BP Partnership as of October 20, 1997. Unless Purchaser, BPI, and the New BP Partnership notify Old Orchard Road to the contrary in writing before the Closing, the following will be deemed to be reaffirmed by Old Orchard Road on the Closing Date. All initially defined terms used in this Exhibit 12(c)
                                                                   -------------
not defined herein shall have the meaning ascribed to them in the Contract:

         1. Old Orchard Road has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract.

         2. The Contract is a valid, legal, and binding obligation of Old Orchard Road and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

                                  EXHIBIT 12(d)
                                  -------------
                           PURCHASER'S REPRESENTATIONS

         As a material condition to the obligations of Seller, Old Orchard Road, and the IBM Partnership set forth in the Contract to which this Exhibit 12(d) is
                                                                -------------
annexed, Purchaser represents and warrants to Seller, Old Orchard Road, and the IBM Partnership the following as of September 25, 1997. Unless Purchaser notifies Seller, Old Orchard Road, and the IBM Partnership to the contrary in writing before the Closing, the following will be deemed to be reaffirmed by Purchaser on the Closing Date:

         1. Purchaser is a limited partnership, duly organized, validly existing, and in good standing under the Laws of the State of Delaware pursuant to its Partnership Agreement dated June 23, 1997 (the "Partnership Agreement") and as evidenced by a Certificate of Partnership duly recorded on the public records. The Partnership Agreement is in full force and effect.

         2. The execution, delivery, and performance by Purchaser of the Contract (a) is within Purchaser's power and authority; (b) has been duly authorized by all necessary action required by the Partnership Agreement; (c) requires no action by or in respect of or filing with any Governmental Authorities and no additional consent or authorization by any other person or firm; and (d) does not conflict with, contravene, or constitute a default (with or without notice or the passage of time, or both) under any provision of Law applicable to it or of its Partnership Agreement or, to the best of Purchaser's knowledge, any agreement, judgment, injunction, order, decree, indenture, mortgage loan agreement, or other instrument binding on Purchaser. The Contract is a valid, legal, and binding obligation of Purchaser and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

         3. The Contract has been validly executed and delivered by Purchaser, by its general partner, in accordance with the authority granted by the terms of the Partnership Agreement.

         4. BPI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract as the general partner of Purchaser. The Contract is a legal, valid, and binding obligation of BPI in its capacity as the general partner of Purchaser and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

                                  EXHIBIT 12(e)
                                  -------------
                      NEW BP PARTNERSHIP'S REPRESENTATIONS

         As a material condition to the obligations of Seller, Old Orchard Road, and the IBM Partnership set forth in the Contract to which this Exhibit 12(e) is
                                                                -------------
annexed, the New BP Partnership represents and warrants to Seller, Old Orchard Road, and the IBM Partnership the following as of October 20, 1997. Unless the New BP Partnership notifies Seller, Old Orchard Road, and the IBM Partnership to the contrary in writing before the Closing, the following will be deemed to be reaffirmed by the New BP Partnership on the Closing Date:

         1. The New BP Partnership is a limited partnership, duly organized, validly existing, and in good standing under the Laws of the State of Maryland pursuant to its Partnership Agreement dated October 16, 1997 (the "New BP Partnership Agreement") and as evidenced by a Certificate of Partnership duly recorded on the public records. The New BP Partnership Agreement is in full force and effect.

         2. The execution, delivery, and performance by the New BP Partnership of the Contract (a) is within the New BP Partnership's power and authority; (b) has been duly authorized by all necessary action required by the New BP Partnership Agreement; (c) requires no action by or in respect of or filing with any Governmental Authorities and no additional consent or authorization by any other person or firm; and (d) does not conflict with, contravene, or constitute a default (with or without notice or the passage of time, or both) under any provision of Law applicable to it or of its New BP Partnership Agreement or, to the best of the New BP Partnership's knowledge, any agreement, judgment, injunction, order, decree, indenture, mortgage loan agreement, or other instrument binding on the New BP Partnership. The Contract is a valid, legal, and binding obligation of the New BP Partnership and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

         3. The Contract has been validly executed and delivered by the New BP Partnership, by its general partner, in accordance with the authority granted by the terms of the New BP Partnership Agreement.

         4. Boston Properties LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract as the general partner of New BP Partnership. The Contract is a legal, valid, and binding obligation of Boston Properties LLC in its capacity as the general partner of the new BP Partnership and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

         5. Purchaser has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract as the managing member of Boston Properties LLC.

         6. BPI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract as the general partner of Purchaser, which is executing the Contract in its capacity as the managing member of Boston Properties LLC. The Contract is a legal, valid, and binding obligation of BPI in such capacity and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

                                  EXHIBIT 12(f)
                                  -------------
                              BPI'S REPRESENTATIONS

         As a material condition to the obligations of Seller, Old Orchard Road, and the IBM Partnership set forth in the Contract to which this Exhibit 12(f) is
                                                                -------------
annexed, BPI represents and warrants to Seller, Old Orchard Road, and the IBM Partnership the following as of October 20, 1997. Unless BPI notifies Seller, Old Orchard Road, and the IBM Partnership to the contrary in writing before the Closing, the following will be deemed to be reaffirmed by BPI on the Closing
Date:

         1. BPI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full requisite power and authority and has obtained all necessary consents to execute and deliver the Contract.

         2. The execution, delivery, and performance by BPI of the Contract (a) is within BPI's power and authority; (b) has been duly authorized by all necessary action required by the charter and by-laws of BPI; (c) requires no action by or in respect of or filing with any Governmental Authorities and no additional consent or authorization by any other person or firm; and (d) does not conflict with, contravene, or constitute a default (with or without notice or the passage of time, or both) under any provision of Law applicable to it or of its charter or by-laws or, to the best of BPI's knowledge, any agreement, judgment, injunction, order, decree, indenture, mortgage loan agreement, or other instrument binding on BPI. The Contract is a valid, legal, and binding obligation of BPI and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect that affect the enforcement of creditor's rights generally.

         3. The BPI Stock issued to Seller is free and clear of any liens, security interests, pledges, options, claims, or any other encumbrances of any kind, and the BPI Stock is not subject to any restrictions on the transfer thereof, except for restrictions imposed by applicable federal and state securities laws. The BPI Stock has been duly authorized, has been validly issued, and fully paid and non-assessable.

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